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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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FIRST COMMUNITY BANCORP
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FIRST COMMUNITY BANCORP
6110 El Tordo
P.O. Box 2388
Rancho Santa Fe, CA 92067

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 26, 2004

        The 2004 Annual Meeting of Shareholders of First Community Bancorp (the "Company") will be held on Wednesday, May 26, 2004, at 10:00 a.m. Pacific time at The Inn, 5951 Linea del Cielo, Rancho Santa Fe, California 92067, for the following purposes:

          1.     To elect eleven (11) members of the Board of Directors who shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

          2.     To approve an amendment and restatement of the Company's 2003 Stock Incentive Plan.

          3.     To consider and act upon such other business and matters or proposals as may properly come before the annual meeting or any postponements or adjournments thereof.

        The Board of Directors has fixed the close of business on April 2, 2004 as the record date for determining which shareholders have the right to receive notice of and to vote at the annual meeting or any postponements or adjournments thereof.

        You are cordially invited to attend the annual meeting. A Proxy Statement, Proxy Card, and a copy of the Company's Annual Report for the fiscal year ended December 31, 2003 accompany this notice.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. Your vote is important and we appreciate your cooperation in returning promptly your executed proxy card. Your proxy is revocable and will not affect your right to vote in person at the annual meeting.

        If you plan to attend, please note that admission to the annual meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid picture identification, such as a driver's license or passport. Shareholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage account statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

By Order of the Board of Directors
/s/ JARED M. WOLFF
Jared M. Wolff, Corporate Secretary

Rancho Santa Fe, California
April 21, 2004

TABLE OF CONTENTS

INTRODUCTION	1
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT	4
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	5
PROPOSAL 1: ELECTION OF DIRECTORS	8
CORPORATE GOVERNANCE AND BOARD COMMITTEES	9
COMPENSATION OF DIRECTORS	12
EXECUTIVE OFFICERS	14
EXECUTIVE COMPENSATION	16
REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE ON EXECUTIVE COMPENSATION	21
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	23
REPORT OF THE AUDIT COMMITTEE	24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
PROPOSAL 2: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2003 STOCK INCENTIVE PLAN	26
INDEPENDENT AUDITORS	28
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	28
OTHER BUSINESS	29
COMMUNICATIONS WITH THE BOARD OF DIRECTORS	30
INCORPORATION BY REFERENCE	30
OTHER MATTERS	30
ANNEX A FIRST COMMUNITY BANCORP AUDIT COMMITTEE CHARTER
ANNEX B FIRST COMMUNITY BANCORP 2003 STOCK INCENTIVE PLAN

FIRST COMMUNITY BANCORP

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 26, 2004

INTRODUCTION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of First Community Bancorp, a California corporation (the "Company," "we" or "our"), to be used at our 2004 Annual Meeting of Shareholders (the "Meeting") and at any postponements or adjournments thereof. The Meeting is scheduled to be held as follows:

Date:	Wednesday, May 26, 2004
Time:	10:00 a.m., Pacific time
Place:	The Inn, 5951 Linea del Cielo, Rancho Santa Fe, California 92067

        This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about April 23, 2004.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.
What is being voted on at the Meeting?

        The matters to be considered and voted upon at the Meeting are as follows:

          1.    Election of Directors.    To elect eleven (11) members of the Board of Directors who shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

          2.    Amendment and Restatement of the 2003 Stock Incentive Plan (the "2003 Plan").

          3.    Other Business.    To consider and act upon such other business as may properly come before the Meeting or any postponements or adjournments thereof.

2.
Who is entitled to vote? How many votes am I entitled to?

        Only shareholders of record as of April 2, 2004 (the "Record Date") may vote at the Meeting. According to U.S. Stock Transfer Corporation, our transfer agent, there were 15,459,081 shares of common stock outstanding (excluding 469,000 shares of restricted and performance stock) held by approximately 1,370 shareholders as of the Record Date.

        Each holder of the Company's common stock is entitled to one vote for each share recorded in their name on the books of the Company as of the Record Date on any matter submitted to the shareholders for a vote, except that shareholders may vote their shares cumulatively for the election of directors. Cumulative voting provides each shareholder with a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, which such shareholder can then vote in favor of one or more nominees. For example, if you held 100 shares as of the Record Date, you would be entitled to 1,100 votes which you could then distribute amongst one or more nominees as you see fit.

        The election of directors requires a plurality of the votes cast for the election of directors. Accordingly, the eleven (11) directorships to be filled at the Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor or withheld with respect to any or all nominees. Votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the vote.

        The affirmative vote of the holders of a majority of the outstanding shares of common stock, voting in person or by proxy and entitled to vote at the Meeting, is required to approve the amendment and restatement of the 2003 Plan and any other matters properly brought before the Meeting. An abstention from voting will be treated as "present" for quorum purposes. However, since an abstention is not treated as a "vote" for or against the matter, it will not have any impact on the vote.

3.
Who pays the cost of soliciting proxies on behalf of the Company?

        The Company will pay the cost of preparing, assembling and mailing the proxy materials and soliciting proxies for the Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers and employees of the Company or its subsidiaries telephonically, electronically or by other means of communication. Such directors, officers and employees will receive no additional compensation for their services. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

4.
How does the Board of Directors recommend I vote?

        The Board of Directors recommends a vote FOR each of the nominees for director.

5.
How many shares must be represented at the Meeting to constitute a "quorum"?

        A majority of the outstanding shares must be present at the Meeting, either in person or by proxy, to constitute a quorum. There must be a quorum for the Meeting to be held. If you return a signed proxy card, you will be counted as being present, even if you abstain from voting. Broker non-votes (i.e., proxies from banks, brokers or other nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote as to a matter which such bank, broker or other nominee does not have discretionary power to vote) will also be counted as being present for purposes of determining a quorum.

6.
What do I have to do to vote?

        You may vote by marking, signing and dating the enclosed proxy card and returning it in the enclosed postage paid envelope. If you mark the proxy card to show how you wish to vote, your shares will be voted as you direct. If you return a signed proxy card but do not mark the proxy card to show how you wish to vote, your shares will be voted FOR each of the Board of Directors' nominees for election as directors and otherwise in accordance with the judgment of the person or persons voting the proxy on any other matter properly brought before the Meeting. You may change or revoke your vote at any time before it is counted at the Meeting by:

  •
  notifying our Secretary at the address shown above in writing that you wish to revoke your proxy;

  •
  attending the Meeting and voting in person; or

  •
  submitting a later dated proxy card.

Attending the Meeting will not automatically revoke your prior proxy. You must comply with one of the methods indicated above in order to revoke your proxy.

7.
What do I have to do to vote my shares if they are held in "street name"?

        If you hold your shares in "street name" (that is, through a bank, broker or other nominee), you should receive a proxy from your bank or brokerage firm asking you how you want to vote your shares. If you do not, you may contact such bank or brokerage firm in whose name your shares are registered and obtain a proxy from them.

8.
How will voting on any other business be conducted?

        We do not know of any business to be considered at the Meeting other than the election of directors and amendment and restatement of the 2003 Plan. If any other business is properly presented at the Meeting, any of the persons named on the proxy card as your designated proxies may vote on such matter in their discretion. Any matter other than the election of directors must receive affirmative votes from at least a majority of the shares voting in order to be approved.

9.
Who can attend the Meeting?

        Any shareholder entitled to vote at the Meeting may attend the Meeting and vote in person. If you hold shares in "street name" and would like to attend the Meeting and vote in person, you will need to bring a brokerage account statement or other acceptable evidence of ownership of common stock as of the Record Date. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Meeting.

10.
How do I get more information about the Company?

        With this Proxy Statement, we are also sending you our Annual Report on Form 10-K for the year ended December 31, 2003, which includes our financial statements. If you did not receive the Annual Report, we will send it to you without charge. The Annual Report includes a list of exhibits filed with the Securities and Exchange Commission (the "SEC"), but does not include the exhibits. If you wish to receive copies of the exhibits, we will send them to you. Please write to:

    Investor Relations
    First Community Bancorp
    275 N. Brea Blvd.
    Brea, California 92821

        You may also send your request by facsimile to (714) 674-5377 or by e-mail to investor-relations@firstcommunitybancorp.com.

        We also maintain a website at http://www.firstcommunitybancorp.com where you may view, print and download our public filings. In addition, the SEC maintains a website at http://www.sec.gov that also contains our public filings.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT

        The following table sets forth information as of April 2, 2004 regarding the beneficial owners of more than five percent of the outstanding shares of the Company's common stock (the only class of equity outstanding). To the Company's knowledge, based on the public filings with the SEC, the beneficial owners of more than five percent of the outstanding shares of the Company's common stock as of the Record Date are set forth below.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Sole Voting and Investment Power	Shared Voting and Investment Power	Total	Percent of Class(1)
John M. Eggemeyer(2) 6051 El Tordo Rancho Santa Fe, California 92067	327,986	2,030,378	2,358,364	14.4%
William J. Ruh(3) 6051 El Tordo Rancho Santa Fe, California 92067	51,320	2,030,378	2,081,698	12.8%
Castle Creek Capital Partners Fund IIa, LP 6051 El Tordo Rancho Santa Fe, California 92067	—	973,506	973,506	6.0%

(1)
Based on 15,459,081 shares of common stock of the Company issued and outstanding as of April 2, 2004, excluding 469,000 shares of restricted and performance stock, plus exercisable stock options, stock options which will become exercisable by June 1, 2004, and Deferred Plan shares.

(2)
Mr. Eggemeyer has direct beneficial ownership of 184,279 shares of Company common stock; options exercisable within 60 days of the Record Date to purchase 120,200 shares of Company common stock; shares voting power and investment power through Castle Creek Capital Partners Fund I, LP, of which he is a principal, with respect to 645,662 shares; shares voting power and investment power through Castle Creek Capital Partners Fund IIa, LP, of which he is a principal, with respect to 973,506 shares; and shares voting power and investment power through Castle Creek Capital Partners Fund IIb, LP, of which he is a principal, with respect to 411,210 shares. Mr. Eggemeyer's ownership includes 23,507 shares held by the trustee of the First Community Bancorp Directors Deferred Compensation Plan (the "Deferred Plan") and for which he does not have voting power.

(3)
Mr. Ruh, Executive Vice President of Castle Creek Capital, LLC and sole shareholder of one of its controlling members, shares voting and investment power with John M. Eggemeyer, Chief Executive Officer of Castle Creek Capital LLC.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table indicates the beneficial ownership of the Company's common stock (the only class of equity outstanding) as of April 2, 2004 by: (1) each of the Company's current directors and nominees for election, (2) the chief executive officer (the "CEO") and the four most highly compensated executive officers of the Company during 2003 other than the CEO (together as a group, "Named Executive Officers"), and (3) all current directors, nominees and executive officers of the Company as a group, based on the Company's records and data supplied by each of the current directors, nominees and executive officers.

	Amount and Nature of Beneficial Ownership
Name or Number of Persons in Group	Sole Voting and Investment Power	Shared Voting and Investment Power	Options(1)	Deferred Plan Shares	Total		Percent of Class(2)
Directors and Nominees Who Are Not Named Executive Officers
John M. Eggemeyer Chairman of the Company, Current Director and Director Nominee	184,279	2,030,378	120,200	23,507	2,358,364	(3)	14.4%
Stephen M. Dunn Current Director and Director Nominee	12,800	—	5,100	1,639	19,539	(4)	*
Barry C. Fitzpatrick Current Director and Director Nominee	—	2,393	5,100	5,766	13,259	(5)	*
Charles H. Green Current Director and Director Nominee	—	—	—	694	694	(6)	*
Susan E. Lester Current Director and Director Nominee	1,000	—	—	—	1,000		*
Timothy B. Matz Current Director and Director Nominee	39,275	—	2,500	1,639	43,414	(7)	*
Arnold W. Messer Director Nominee	—	10,000	—	—	10,000	(8)	*
Daniel B. Platt Current Director and Director Nominee	600	—	—	—	600		*
Robert A. Stine Current Director and Director Nominee	—	11,853	5,100	5,591	22,184	(9)	*
David S. Williams Current Director and Director Nominee	—	33,628	8,100	1,639	43,367	(10)	*
Named Executive Officers
Matthew P. Wagner President and Chief Executive Officer of the Company, Current Director and Director Nominee	78,203	—	141,502	15,877	235,582	(11)	1.4%
Robert M. Borgman President and Chief Executive Officer of First National Bank	—	6,055	38,334	—	44,389	(12)	*
Suzanne R. Brennan Executive Vice President and Manager of Operations and Systems	—	5,400	15,000	—	20,400	(13)	*

Victor R. Santoro Executive Vice President and Chief Financial Officer of the Company	10,000	—	—	—	10,000	(14)	*
Jared M Wolff Executive Vice President, General Counsel and Corporate Secretary	645	—	6,667	—	7,312	(15)	*
All Directors, Nominees and Executive Officers as a group (20 persons)	360,544	2,096,033	449,908	60,911	2,967,396		18.2%

*
Represents less than 1.0% of the outstanding shares of the Company's common stock calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See footnote (1) below.

(1)
For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. This includes options which will vest within 60 days of the Record Date. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days of the Record Date are deemed to be outstanding.

(2)
Based on 15,459,081 shares of Common Stock of the Company issued and outstanding as of April 2, 2004, excluding 469,000 shares of restricted and performance stock, plus exercisable stock options, stock options which will become exercisable by June 1, 2004, and Deferred Plan shares.

(3)
Mr. Eggemeyer has direct beneficial ownership of 184,279 shares of Company common stock; options to purchase 120,200 shares of Company common stock; shares voting power and investment power through Castle Creek Capital Partners Fund I, LP of which he is a principal, with respect to 645,662 shares; shares voting power and investment power through Castle Creek Capital Partners Fund IIa, LP, of which he is a principal, with respect to 973,506 shares; and shares voting power and investment power through Castle Creek Capital Partners Fund IIb, LP, of which he is a principal, with respect to 411,210 shares. Mr. Eggemeyer's ownership includes 23,507 shares held by the trustee of the Deferred Plan and for which he has no voting power.

(4)
Mr. Dunn has indirect ownership of 4,600 shares held by the Romar Company Employees Profit Sharing Plan pursuant to which Mr. Dunn acts as trustee and 8,200 shares held by Stephen M. Dunn doing business as W.S. Properties, a sole proprietorship. Mr. Dunn's ownership includes 1,639 shares held by the trustee of the Deferred Plan and for which he has no voting power.

(5)
Mr. Fitzpatrick has shared voting and investment power in 2,393 shares that are held in a trust of which he is co-trustee. Mr. Fitzpatrick's ownership includes 5,766 shares held by the trustee of the Deferred Plan and for which he has no voting power.

(6)
Mr. Green's ownership includes 694 shares held by the trustee of the Deferred Plan and for which he has no voting power.

(7)
Mr. Matz's ownership includes 1,639 shares held by the trustee of the Deferred Plan and for which he has no voting power.

(8)
Mr. Messer has shared voting and investment power in 10,000 shares which are held in joint tenancy with his wife.

(9)
Mr. Stine has shared voting and investment power with respect to 11,853 shares that are held in a trust of which he is co-trustee. Mr. Stine's ownership includes 5,591 shares held by the trustee of the Deferred Plan and for which he has no voting power.

(10)
Mr. Williams has shared voting and investment power with respect to 33,628 shares that are held in joint tenancy with his wife. Mr. Williams' ownership includes 1,639 shares held by the trustee of the Deferred Plan and for which he has no voting power.

(11)
Mr. Wagner's ownership includes 15,877 shares held by the trustee of the Deferred Plan and for which he has no voting power. Amount does not include 100,000 shares of restricted performance stock granted to Mr. Wagner in July 2003. The restricted performance stock vests in part and in whole upon the Company obtaining certain financial targets and upon a change in control.

(12)
Mr. Borgman has shared voting and investment power with respect to 6,055 shares that are held in a trust of which he is co-trustee. Amount does not include 30,000 shares of restricted performance stock granted to Mr. Borgman in July 2003. The restricted performance stock vests in part and in whole upon the Company obtaining certain financial targets and upon a change in control.

(13)
Ms. Brennan has shared voting and investment power with respect to 5,400 shares that are held in a trust of which she is co-trustee. Amount does not include 25,000 shares of restricted performance stock granted to Ms. Brennan in July 2003. The restricted performance stock vests in part and in whole upon the Company obtaining certain financial targets and upon a change in control.

(14)
Amount does not include 40,000 shares of restricted stock granted to Mr. Santoro in September 2003. The restricted stock vests in one-third increments in 2004, 2005 and 2006 and upon a change in control.

(15)
Amount does not include 25,000 shares of restricted performance stock granted to Mr. Wolff in July 2003. The restricted performance stock vests in part and in whole upon the Company obtaining certain financial targets and upon a change in control.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

        The bylaws of the Company provide that the authorized number of directors shall not be less than seven (7) nor more than twelve (12) with the exact number of directors to be fixed from time to time by resolution of a majority of the Board of Directors or by resolution of the shareholders. On January 23, 2002 the number of directors was fixed at eleven (11). The Board is currently composed of ten (10) directors. Eleven directors were elected at the 2003 Annual Meeting of Shareholders held on May 28, 2003. On February 26, 2004, Leon Kassel, who had served on the Board since his initial election to the Board in May 2003, resigned from the Board in order to pursue other interests.

        The persons named in the following table have been recommended by the Compensation, Nominating and Governance Committee of the Board and approved by the Board of Directors as nominees for election to serve as directors of the Company until the next annual meeting of shareholders and until their successors are duly elected and qualified. All director nominees, with the exception of Mr. Arnold Messer, are current directors. Mr. Messer's candidacy was suggested to the Compensation, Nominating and Governance Committee by Mr. Wagner and Mr. Eggemeyer. After conducting its candidate review process, the Compensation, Nominating and Governance Committee unanimously recommended Mr. Messer along with the other nominees to the Board for approval.

        With respect to such election, absent any specific instruction in the proxies solicited by the Board, the proxies will be voted in the sole discretion of the proxy holders to effect the election of all eleven (11) of the Board's nominees, or as many thereof as possible under the rules of cumulative voting, if any persons are nominated other than by the Board of Directors. In the event that any of the Board's nominees are unable to serve as directors, it is intended that each proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. To the best of its knowledge, the Company has no reason to believe that any of the nominees will be unable to serve as directors.

Name	Principal Occupation During the Past Five Years	Age	Year First Elected or Appointed Director
Stephen M. Dunn	Real estate development, brokerage and consulting and property management; President, Romar Company since March 1980.	56	2001
John M. Eggemeyer	Chairman of the Board of the Company since May 2000 and Chairman of the Board of Rancho Santa Fe National Bank from February 1995 until the formation of the Company; Founder and Chief Executive Officer of Castle Creek Capital LLC, Castle Creek Financial LLC and Belle Plaine Partners, Inc., which together form a merchant banking organization serving the banking industry; director of TCF Financial Corporation since 1994 and Union Acceptance Corporation since October 2000 (non-executive Chairman since September 2002); trustee, American Financial Realty Trust, since October 2002.	58	2000
Barry C. Fitzpatrick	Attorney; Partner, Fitzpatrick & Showen, LLP, Counsellors at Law, since April 1996.	57	2000

Charles H. Green	Independent Consultant; Managing Director, National Homebuilder Group, Bank of America, September 1998 to September 2001; Chief Credit Officer, Commercial Real Estate Group, Bank of America, June 1992 to August 1998.	68	2003
Arnold W. Messer	President and Chief Operating Officer, Phoenix Pictures, since 1994; Executive Vice President, Sony Pictures Entertainment/Columbia Pictures, 1987-1994.	58	New Nominee
Susan E. Lester	Private investor; Chief Financial Officer, Homeside Lending, Inc., October 2001 to May 2002; Chief Financial Officer, U.S. Bancorporation, February 1996 to May 2000.	47	2003
Timothy B. Matz	Attorney; Partner, Elias, Matz, Tiernan & Herrick, Washington, D.C., since December 1972.	59	2001
Daniel B. Platt	President, Del Mar Financial since May 2003; Executive Vice President and Chief Financial Officer, Burnham Pacific Properties, November 1995 to June 2002.	57	2003
Robert A. Stine	President and Chief Executive Officer of Tejon Ranch Company since May 1996; independent consultant, March 1995 to April 1996; President and Chief Executive Officer of Collins Development Co., June 1986 to March 1995.	57	2000
Matthew P. Wagner	President and Chief Executive Officer of the Company since September 2000; President and Chief Executive Officer of Western Bancorp, October 1996 to November 1999.	47	2001
David S. Williams	Chairman, Williams Mechanical, Inc., since January 2003; President, Williams Plumbing, Inc., January 1979 to December 2002.	61	2000

The Board of Directors' Recommendation

        The Board of Directors unanimously recommends that shareholders vote FOR all of the nominees listed above.

CORPORATE GOVERNANCE AND BOARD COMMITTEES

        The Company is committed to maintaining good corporate governance practices and adhering to the highest standards of ethical conduct. The Board has taken a number of steps to enhance its governance procedures and to ensure compliance with rapidly changing laws, rules and regulations that govern the Company's business. The Company's website at www.firstcommunitybancorp.com includes important information regarding Company policies and Board charters, including the Company's Corporate Governance Guidelines and its Code of Business Conduct and Ethics, as well as all of the Company's SEC filings and press releases. Furthermore, in December 2003, the Board enhanced its oversight of nominating and corporate governance functions by adding such responsibilities to the Compensation Committee via a new charter and renaming it the Compensation, Nominating and Governance Committee.

        During the fiscal year 2003, the Board of Directors of the Company met five times. At each regularly scheduled meeting of the Board, the independent directors also met in executive session. Mr. Timothy Matz, chair of the Audit Committee, presides at such meetings of the independent directors as the lead director. No director attended less than 75% of the Company's Board meetings or the Committee meetings on which he or she served during 2003. The Board's policy regarding director attendance at the Annual Meeting of Shareholders is that directors are welcome to attend, and that the Company will make all appropriate arrangements for directors that choose to attend. In 2003, four out of nine directors attended the 2003 Annual Meeting.

Asset Liability Management ("ALM") Committee

        The current members of the ALM Committee are Stephen M. Dunn (Chairman), John M. Eggemeyer, Charles H. Green, Susan E. Lester and Matthew P. Wagner. The ALM Committee monitors compliance by the Company and its subsidiaries with the Company's ALM policies and receives reports from the Company's executive management ALM committee which manages the Company's investment portfolio and asset/liability strategy on a day-to-day basis. The objective of the Company's ALM policies are to manage balance sheet and off-balance sheet assets and liabilities in order to maximize the spread between interest earned and interest paid, while ensuring that the Company has the ability to pay liabilities as they come due and to fund continued asset growth. The executive management members responsible for managing the Company's ALM activities generally meet monthly to discuss ALM activities. The ALM Committee reviews management reports, recommends the Company's ALM strategies on a going forward basis, and ensures the development, implementation and support of asset/liability pricing to support the overall strategic objectives of the Company, while at the same time maintaining acceptable levels of interest rate risk. During fiscal 2003, the ALM Committee met six times.

Audit Committee

        The current members of the Audit Committee are Susan E. Lester, Timothy B. Matz (Chairman), Daniel B. Platt and Robert A. Stine. Each member of the Audit Committee is "independent" as defined by the rules of the Securities and Exchange Commission ("SEC"), the listing standards of the Nasdaq Stock Market, Inc. ("Nasdaq") and the Company's Corporate Governance Guidelines. The Board has determined that each member of the Audit Committee is financially literate and that each of Ms. Susan E. Lester and Mr. Daniel B. Platt is qualified as an audit committee financial expert and that each of them has accounting or relating financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq. Information regarding the functions performed by the Audit Committee is set forth in the "Report of the Audit Committee" included in this Proxy Statement, as well as in the Audit Committee charter attached hereto as Annex A. The charter of the Audit Committee was last amended as of December 17, 2003. The charter also may be obtained on the Company's website, at www.firstcommunitybancorp.com under the section entitled "Corporate Governance." Mr. Leon Kassel, who resigned from the Board on February 26, 2004, was a member of the Audit Committee from his election in May 2003 until his resignation. During fiscal 2003, the Audit Committee met 14 times.

Compensation, Nominating and Governance ("CNG") Committee

        The current members of the CNG Committee are Barry C. Fitzpatrick (Chairman), Charles H. Green, Timothy B. Matz and David S. Williams. Each member of the CNG Committee is "independent" as defined by the rules of the SEC, the listing standards of Nasdaq and the Company's

Corporate Governance Guidelines. The CNG Committee reviews and makes recommendations to the Board of Directors on matters concerning the salaries and benefits, including equity compensation, of the Company's executive officers. During 2003, the CNG Committee, formerly the Compensation Committee, was delegated additional responsibilities by the Board for corporate governance and for identifying nominees for director and proposing to the full Board nominations for directors to serve on the Board. The CNG Committee will consider nominees for director nominated by the Company's shareholders in accordance with the Company's By-laws. The CNG Committee operates under a charter that was amended as of December 17, 2003, a copy of which may be obtained on the Company's website at www.firstcommunitybancorp.com under the section entitled "Corporate Governance." During fiscal 2003, the CNG Committee (including the meetings of the Compensation Committee before adoption of the new charter) met eight times.

        In identifying and recommending nominees for positions on the Board of Directors, the CNG Committee places primary emphasis on the criteria set forth under "Selection of Directors" in our Corporate Governance Guidelines, namely: (1) personal qualities and characteristics, accomplishments and professional reputation; (2) current knowledge and contacts in the communities in which the Company does business and in the Company's industry or other industries relevant to the Company's business; (3) ability and willingness to commit adequate time to Board and committee matters; (4) the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company; (5) diversity of viewpoints, backgrounds and experience; and (6) the ability and skill set required and other relevant experience.

        The CNG Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of the Company and the composition of the Board of Directors. Members of the CNG Committee may seek input from other members of the Board in identifying possible candidates, and may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates. The CNG Committee will consider candidates recommended by shareholders against the same criteria as nominees not proposed by shareholders. Shareholders who wish to submit nominees for director for consideration by the CNG Committee for election at our 2005 Annual Meeting should follow the process detailed under "Director Nominations" in the Section entitled "Other Business" on page 29 of this Proxy Statement.

Executive Committee

        The current members of the Executive Committee are John M. Eggemeyer (Chairman), Stephen M. Dunn, Timothy B. Matz and Matthew P. Wagner. The Executive Committee reviews and makes recommendations to the Board of Directors with respect to strategic, acquisition and other opportunities for the Company and is authorized to act on behalf of the Board when it is impractical for the full Board to meet. In addition, the Executive Committee is a forum to review other significant matters not addressed by the other Board committees and to make appropriate recommendations to the Board of Directors. During fiscal 2003, the Executive Committee met eight times.

Family Relationships

        There are no family relationships among any of the directors or executive officers of the Company.

COMPENSATION OF DIRECTORS

        On December 17, 2002, the Board of Directors approved the following compensation to be granted to non-employee directors of the Company for service on the Board during fiscal year 2003:

Chairman of the Board	$60,000
Each other non-employee director	$30,000

        On February 4, 2004, based on recommendations from the Compensation, Nominating and Governance Committee, the Board of Directors approved the following compensation to be granted to non-employee directors of the Company for service on the Board during fiscal year 2004.

Chairman of the Board	$84,000
Each other non-employee director	$42,000

        The compensation paid to directors for service on the Board is paid quarterly. The Company does not pay a per Board meeting fee or a per committee meeting fee. The Company reimburses directors for their reasonable travel, lodging, food and other expenses incurred in connection with their service on the Board of Directors.

Directors' Deferred Compensation Plan

        The Company has adopted a Directors Deferred Compensation Plan, or the Deferred Plan, that allows all directors of the Company and its subsidiaries, including employee directors of the Company and its subsidiaries, to elect by written notice to defer payment of all or a portion of their directors' fees, in the case of outside directors, or base salary, bonus or other compensation in the case of employee directors, for the next succeeding calendar year into the Deferred Plan. The Deferred Plan permits participants to elect to have deferred amounts invested in a money market account or common stock of the Company. The Deferred Plan has been designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Participation in the Deferred Plan is voluntary and participants may change their elections annually. Elections with respect to deferred amounts are to be made in writing by the participant prior to the latest to occur of the following: (i) the beginning of the calendar year for which the fees, salary, bonus or other compensation, as the case may be, are to be earned; (ii) the participant's first day of board service for the year; or (iii) the first day of the calendar month next following the date the participant first becomes eligible to participate.

        The Company has established on its books a separate bookkeeping account for each of the participants in the Deferred Plan and has engaged a third party administrator to keep the records for the Deferred Plan. All deferred amounts are deemed invested in a money market fund or deemed invested in shares of common stock of the Company depending on the election made by the participant. The value of a participant's account is measured by the value of and income from Company common stock as well as by the value of interest received from funds invested in a money market account. Full power to construe, interpret and administer the Deferred Plan is vested with an administrative committee, which consists of all non-director executive officers of the Company and is chaired by the Chief Financial Officer of the Company (the "Administrative Committee"). The Board of Directors also approved and established a trust agreement which established a rabbi trust (the "Trust") for deferred amounts under the Deferred Plan. U.S. Bank, N.A. has been appointed trustee of the Trust and recordkeeper of the Deferred Plan.

        The Deferred Plan allows amendments to be made by the Board from time to time, provided that no such amendment may (without a director's consent) alter rights to payments of amounts already credited or delay the time at which deferred amounts are scheduled to be paid. The Company intends to maintain the Deferred Plan and Trust in a manner that will allow ongoing availability of the exemption under SEC Rule 16b-3 (unless a ruling is received indicating that such exemption is not necessary) and therefore currently intends to submit to shareholders for approval any amendments which would materially increase the benefits available or the number of shares of common stock which may be issued under the Deferred Plan, or which would materially modify the requirements for participation in the Deferred Plan.

        The Company pays all administrative expenses of the Deferred Plan for its participants as well as the applicable portion of the trustee's and administrator's fees and expenses. Fees paid for administration of the Deferred Plan in fiscal 2003 were $14,650.

        Not later than the next regularly scheduled meeting of the Administrative Committee following a participant's termination of service, the Administrative Committee must direct the trustee to commence distribution of the amounts payable to such participant under the Deferred Plan and direct the trustee of the Trust (described below) as to the form of payment (whether in cash or in Company common stock). Amounts due under the Deferred Plan are paid in a lump sum or in annual installments, consistent with the method of payment selected by the participant at the time of his or her deferral election.

        In the event of death, a participant's payment shall be made to the persons named in the last written instrument signed by the participant and received by the Administrative Committee prior to the participant's death, and in the event the participant fails to name any person, the amounts shall be paid to the estate or the appropriate distributee of such participant.

        The Company established the Trust to aid in the accumulation of assets for the payment of amounts deferred. The Company may, in its discretion, contribute to the Trust the amounts deferred by the participants.

        If the Company becomes insolvent, the trustee is required to cease payments from the Trust and dispose of Trust assets pursuant to the direction of a court of competent jurisdiction.

EXECUTIVE OFFICERS

        The following table sets forth, as to each of the persons who currently serves as an executive officer of the Company, such person's age, current position and the period during which such person has served in such position. Following the table is a description of each Executive Officer's principal occupation during the past five years.

Name	Age	Position	Year hired by the Company or Subsidiary
Christopher D. Blake	44	President of the Eastern Region—Pacific Western National Bank	2002
Robert M. Borgman	56	President and Chief Executive Officer—First National Bank	2000
Suzanne R. Brennan	53	Executive Vice President and Manager of Operations and Systems	2002
Robert G. Dyck	47	Executive Vice President and Chief Credit Officer	2001
Lynn M. Hopkins	36	Executive Vice President and Chief Financial Officer—Pacific Western National Bank and First National Bank	2002
William T. Powers	63	President of the Desert Region—Pacific Western National Bank	2000
Victor R. Santoro	55	Executive Vice President and Chief Financial Officer	2003
Michael L. Thompson	58	Executive Vice President—Human Resources	2000
Matthew P. Wagner	47	President and Chief Executive Officer of the Company; President, Chief Executive Officer and Chairman of the Board of Pacific Western National Bank; Chairman of the Board of First National Bank	2000
Jared M. Wolff	35	Executive Vice President, General Counsel and Secretary	2002

        Christopher D. Blake is President of the Eastern Region and a director of Pacific Western National Bank. Mr. Blake joined Pacific Western National Bank in October 1994 and served as Chief Credit Officer until being appointed Chief Operating Officer in December 1999. He became President of the Eastern Region when the bank was acquired by the Company on January 31, 2002.

        Robert M. Borgman is President and Chief Executive Officer and a Director of First National Bank. Prior to assuming his current position in July 2003, Mr. Borgman was Executive Vice President and the Chief Credit Officer of the Company and First National Bank, and Executive Vice President and a director of each of First National Bank and Pacific Western National Bank since the Company's formation in May 2000. Prior to joining the Company, Mr. Borgman was Executive Vice President and Chief Credit Officer of Western Bancorp from August 1997 to November 1999. Prior to joining Western Bancorp, Mr. Borgman was the founder, President and Chief Executive Officer of National Business Finance, Inc., a national commercial finance and factoring organization headquartered in Denver, Colorado, from July 1987 to August 1997.

        Suzanne R. Brennan is Executive Vice President and Manager of Operations and Systems for the Company. She also serves as Executive Vice President and a director of each of Pacific Western National Bank and First National Bank. Prior to joining the Company in April 2002, Ms. Brennan was President of Summit Consulting Group from January 2000 to March 2002, which specialized in due diligence, operations efficiency and system conversions for financial institutions. Ms. Brennan was Executive Vice President and Manager of Operations and Systems of Western Bancorp from July 1997 to November 1999.

        Robert G. Dyck is Executive Vice President and Chief Credit Officer of the Company, Executive Vice President, Chief Credit Officer and a director of Pacific Western Bank and Executive Vice President and a director of First National Bank. Prior to becoming Chief Credit Officer of the Company in November 2003, Mr. Dyck was Senior Vice President and Chief Credit Officer of Pacific Western National Bank since January 2001. Mr. Dyck was Senior Vice President and Chief Credit Officer of First Professional Bank from January 2000 to December 2000, when it was acquired by the Company. Mr. Dyck served as Senior Vice President and Senior Credit Officer for Santa Monica Bank from April 1997 to December 1999.

        Lynn M. Hopkins is Executive Vice President of the Company and Executive Vice President, Chief Financial Officer and a director of each of First National Bank and Pacific Western National Bank. Prior to joining the Company in January 2002, Ms. Hopkins was a Senior Vice President and Controller of California Community Bancshares, Inc., a California-based bank holding company, from February 2000 through December 2001 and, in addition, served as Chief Financial Officer of its wholly-owned subsidiary, Bank of Orange County, from July 2000 through December 2001. From August 1998 to January 2000, Ms. Hopkins was the Controller of Western Bancorp and the Chief Financial Officer of Southern California Bank. Prior to Western Bancorp, Ms. Hopkins was a Senior Manager with KPMG LLP in the financial services assurance practice.

        William T. Powers is President of the Desert Region of Pacific Western National Bank. He also serves as a director of Pacific Western National Bank. He formerly served as the President and Chief Executive Officer of First Community Bank of the Desert, a position he held from October 1993 to January 2002, when the bank was merged with Pacific Western National Bank and First Professional Bank, N.A.

        Victor R. Santoro is Executive Vice President and the Chief Financial Officer of the Company, and Executive Vice President and a director of each of First National Bank and Pacific Western National Bank. Prior to joining the Company in September 2003, Mr. Santoro was with KPMG LLP, where he had been a partner since 1980, focusing primarily on clients in the banking industry.

        Michael L. Thompson is Executive Vice President—Human Resources of the Company, and Executive Vice President—Human Resources and a director of each of First National Bank and Pacific Western National Bank. Prior to joining the Company in September 2000, Mr. Thompson was an Independent Consultant from November 1999 to September 2000. Mr. Thompson served as Senior Vice President—Human Resources of Western Bancorp from December 1998 to November 1999. Prior to joining Western Bancorp, Mr. Thompson was Senior Vice President of Human Resources for Citizens Business Bank from April 1989 to December 1998.

        Matthew P. Wagner is President and Chief Executive Officer and a director of the Company. Mr. Wagner is also Chairman of the Board, President and Chief Executive Officer of Pacific Western National Bank and Vice Chairman of the Board of First National Bank. Prior to joining the Company in September 2000, Mr. Wagner was President and Chief Executive Officer of Western Bancorp from October 1996 to November 1999.

        Jared M. Wolff is Executive Vice President, General Counsel and Secretary of the Company and Executive Vice President, General Counsel, Secretary and a director of each of First National Bank and Pacific Western National Bank. Prior to joining the Company in October 2002, Mr. Wolff was associated with the Los Angeles office of the law firm Sullivan & Cromwell LLP, from January 2001 through September 2002. From October 1998 to August 2000, Mr. Wolff was Executive Vice President, Operations for eNutrition, Inc., a California retailer of nutritional supplements. From October 1997 to September 1998, Mr. Wolff was an investment banker in the Los Angeles office of Credit Suisse First Boston Corporation. Mr. Wolff is a member of the bars of the State of California and the State of New York.

EXECUTIVE COMPENSATION

        The following table sets forth for fiscal years 2003, 2002 and 2001 the compensation for the CEO and for each of the four most highly compensated executive officers of the Company during fiscal 2003, other than the CEO, serving as executive officers at the end of fiscal 2003. These five persons are referred to collectively as the "Named Executive Officers."

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Restricted Stock Awards(2) ($)	Securities Underlying Options/SARs (#)	All Other Compensation ($)
Matthew P. Wagner President and Chief Executive Officer	2003 2002 2001	$400,000 266,667 200,000	$180,000 400,000 375,000	$38,619 11,500 1,790	$3,190,000 — —	— 150,000 50,000	— — —
Robert M. Borgman President and Chief Executive Officer—First National Bank	2003 2002 2001	182,708 137,500 125,000	81,000 140,000 75,000	16,059 7,550 7,000	957,000 — —	— 10,000 10,000	$127,198 — —	(3)
Suzanne R. Brennan Executive Vice President and Manager of Operations and Systems	2003 2002 2001	148,750 97,500 —	60,000 104,000 —	21,375 9,000 —	797,500 — —	— 25,000 —	— — —
Victor R. Santoro Executive Vice President and Chief Financial Officer	2003 2002 2001	74,279 — —	35,000 — —	11,500 — —	1,362,000 — —	— — —	— — —
Jared M. Wolff Executive Vice President, General Counsel and Secretary	2003 2002 2001	175,000 36,458 —	120,000 100,000 —	21,375 2,500 —	797,500 — —	— 20,000 —	— — —

(1)
Other annual compensation includes amounts for dividends on restricted stock holdings and automobile allowances. The amount shown for Mr. Wagner in 2003 includes $37,500 in dividends and $1,619 in automobile allowances. The amounts shown for Mr. Wagner in 2002 and 2001 represent automobile allowances. The amount shown for Mr. Borgman in 2003 includes $11,250 in dividends and $4,809 in automobile allowances. The amounts shown for Mr. Borgman in 2002 and 2001 represent automobile allowances. The amount shown for Ms. Brennan in 2003 includes $9,375 in dividends and $12,000 in automobile allowances. The amount shown for Ms. Brennan in 2002 represents automobile allowances. The amount shown for Mr. Santoro in 2003 includes $7,500 in dividends and $4,000 in automobile allowances. The amount shown for Mr. Wolff in 2003 includes $9,375 in dividends and $12,000 in automobile allowances. The amount shown for Mr. Wolff in 2002 represents automobile allowances.

(2)
The Company awarded shares of restricted performance stock to Mr. Wagner (100,000 shares), Mr. Borgman (30,000 shares), Ms. Brennan (25,000 shares), and Mr. Wolff (25,000 shares). The lapsing of the restrictions on such shares is dependent upon the achievement of certain earnings per share targets. The Company awarded 40,000 shares of restricted stock to Mr. Santoro which vest in one-third increments in September of each year beginning in 2004. The restrictions on all the shares of restricted performance stock and restricted stock lapse and the stock would immediately vest upon a change in control.

  Dividends on the restricted performance stock and the restricted stock are paid when declared by the Board of Directors at the same rate as that paid on the Company's outstanding common stock. The amounts of such dividends paid are included in "Other Annual Compensation" in the above table.

  The values for the restricted stock shown in the above table are based on the closing price of Company stock on the grant date rather than at December 31, 2003. Using the closing price of the Company's common stock of $36.14 on December 31, 2003, the value of the restricted stock on December 31, 2003, was $3,614,000 for Mr. Wagner, $1,084,200 for Mr. Borgman, $903,500 for Ms. Brennan, $1,445,600 for Mr. Santoro, and $903,500 for Mr. Wolff.

(3)
Represents reimbursement for moving expenses.

Options/SARs Grants in Last Fiscal Year

        The Company did not make any grants of options or stock appreciation rights to its named executive officers during the last fiscal year.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

        The following table lists the aggregate number of shares acquired on exercise of options and the value realized during fiscal 2003, as well as the aggregate number of unexercised options and the value of unexercised in-the-money options as of December 31, 2003.

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)
					Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable(2)	Exercisable	Unexercisable(2)(3)
Matthew P. Wagner	—	—	116,333	130,500	$1,769,656	$1,528,540
Robert M. Borgman	—	—	35,001	9,999	709,671	123,154
Suzanne R. Brennan	—	—	8,334	16,666	121,510	242,990
Victor R. Santoro	—	—	—	—	—	—
Jared M. Wolff	—	—	6,667	13,333	36,535	73,065

(1)
Values are based on the fair market value of Company common stock on December 31, 2003 ($36.14) minus the grant price.

(2)
These options would become immediately exercisable upon a change in control of the Company.

(3)
The value of unexercised in-the-money options at December 31, 2003 is presented to comply with SEC requirements. The actual amount realized upon any exercise of stock options will depend upon the excess of the fair market value of the Company's common stock over the grant price at the time the stock option is exercised. There can be no assurance that the values of the unexercised stock options shown in the above table will be realized.

Defined Benefit Plans

        The Company has no tax-qualified defined benefit plan or actuarial plan for any of its employees.

Termination of Employment and Change-in-Control Arrangements

Retirement Agreements

        Certain executives of the Company's wholly owned subsidiary First National Bank, Mr. Donald Schempp and Mr. Robert Sporrer, entered into non-qualified supplemental retirement agreements with Capital Bank of North County. These agreements were assumed by the Company when it acquired W.H.E.C., Inc., the parent of Capital Bank, in March 2002. Under the terms of the agreements, Mr. Schempp and Mr. Sporrer are entitled to annual payments of $130,000 and $100,000, respectively, beginning on the later of such executive's normal retirement date, age 64 in the case of Mr. Schempp and age 65 in the case of Mr. Sporrer, or termination date. Payments are to be made in monthly installments and continue for 20 years. The executives are also entitled to such benefits in the event of disability prior to such executive's normal retirement age.

        Upon voluntary termination prior to the normal retirement age, the executives are entitled to an annual amount, paid monthly, for 20 years based on the vested benefit accrued at the time of such voluntary early termination. Voluntary early termination means that an executive voluntarily terminates his employment prior to his normal retirement age for any reason other than an approved leave of absence, disability, termination for cause or involuntary termination. Upon an involuntary termination, the executives are entitled to a lump sum benefit payment based on the vested benefit after 15 years. The vested benefit after 15 years is $1,248,334 in the case of Mr. Schempp and $960,257 in the case of Mr. Sporrer. Involuntary termination means that the Company terminates an executive, prior to such executive's normal retirement age, for any reason other than an approved leave of absence, disability, termination for cause or voluntary termination. In the event of termination for cause or because an executive materially misstates any information on an insurance application used to fund his retirement agreement, such executive is not entitled to any benefit payments.

Executive Severance Pay Plan

        The Company has an Executive Severance Pay Plan (the "Severance Plan") pursuant to which certain executives of the Company and its subsidiaries, including the Named Executive Officers, will be entitled to receive a severance payment from the Company under certain circumstances. The eligible participants are entitled to a severance payment from the Company if, within twenty-four (24) months after a Change in Control (as defined in the Severance Plan), their employment with the Company or one of its subsidiaries terminates for any reason other than (i) death, (ii) disability, (iii) termination by the Company or one of its subsidiaries for Just Cause (as defined in the Severance Plan), (iv) retirement in accordance with the normal policy of the Company, (v) voluntary termination by such executive other than Good Reason (as defined in the Severance Plan) or (vi) the sale of the Company or the bank subsidiary which employed the executive if the executive has been offered employment with the purchaser on substantially the same terms and conditions under which such executive was employed prior to the sale. The amount of the severance payment under the Severance Plan will be equal to such executive's compensation (including base salary and target bonus) multiplied by a multiplier ranging from one (1) to three (3) depending on the executive's employee grade. In addition, if an executive becomes eligible for a severance payment, such executive will also be entitled to certain welfare benefits, as defined in the Severance Plan, for the applicable severance period set forth in the Severance Plan. In order to become eligible for severance payments under the Severance Plan, the executive must also execute and deliver a release in favor of the Company.

        Under the Severance Plan, a Change in Control is defined as: (i) any person or group acquiring beneficial ownership of more than fifty percent (50%) of the aggregate voting securities of the Company or any successor to the Company; (ii) the individuals who, as of the most recent date of the Severance Plan, are members of the Board (the "Existing Directors"), cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Company as determined in the manner prescribed by the Company's articles of incorporation and bylaws; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such a new director shall be considered an Existing Director; provided, further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or (iii) the consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any individual or entity other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (iii) (a "Transaction") does not otherwise result in a Change in Control pursuant to subparagraph (i) of this definition of Change in Control; provided, however, that no such Transaction shall constitute a Change in Control under this subparagraph (iii) if the persons who were the shareholders of the Company immediately before the consummation of such Transaction are the beneficial owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the aggregate voting securities of the entity surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (iii) or the entity to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii).

        The Severance Plan was last amended and approved by the Compensation, Nominating and Governance Committee of the Board of Directors of the Company on February 4, 2004.

Equity Compensation Plan Information

        On May 28, 2003, the Company's shareholders approved the 2003 Plan, which amended and restated the Company's 2000 Stock Incentive Plan. The 2003 Plan provides for the issuance of performance and restricted stock grants, stock appreciation rights and options to purchase up to 2,500,000 shares of the Company's common stock. Information relating to shares of the Company's common stock that may be issued under the Company's 2003 Plan is contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Company is proposing to amend and restate the 2003 Plan to revise the performance criteria pursuant to which the Company may grant performance stock awards and to increase the flexibility of the CNG Committee, as Administrator of the 2003 Plan, to set goals and interpret the performance criteria. See "Proposal 2: Approval of Amendment and Restatement of the 2003 Plan" below for a description of the changes to be made to the 2003 Plan if the proposal is approved by the shareholders at the Meeting.

Employee Benefit Plans

        Each of the Company's subsidiary banks has separate 401(k) plans, which include several 401(k) plans that were in place at banks and entities acquired by the Company. The Company is currently working towards creating a comprehensive 401(k) plan for all employees of the Company and its subsidiary banks and expects to consolidate the 401(k) plans during 2004.

Performance Graph

        The Company's common stock trades on the Nasdaq National Market® under the symbol "FCBP." Prior to June 1, 2000, trading in the Company's common stock (as Rancho Santa Fe National Bank) occurred solely "over the counter" and was not extensive. Consequently, sales price information prior to that date consists largely of quotations by dealers making a market in the Company's common stock and may not represent actual transactions. As a result, the sales price information for the Company's common stock in the preceding graph for 1998 and 1999 reflects inter-dealer prices without any adjustments for mark-ups, mark-downs or commissions. In addition, trading in the Company's common stock prior to June 1, 2000 was limited in volume and may not be a reliable indication of its market value.

        The preceding graph shows the yearly cumulative total return on the Company's common stock with a comparable return on the indicated index for the last five fiscal years. The total return on the Company's common stock is determined based on the change in the price of the Company's common stock and assumes reinvestment of all dividends and an original investment of $100. The total return on the indicated index also assumes reinvestment of dividends and an original investment in the index of $100.

REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE
ON EXECUTIVE COMPENSATION

        The Compensation, Nominating and Governance Committee, or CNG Committee, of the Board of Directors during 2003 consisted of Barry C. Fitzpatrick (Chairman), Charles H. Green, Timothy B. Matz and David S. Williams. Each member of the Audit Committee is "independent" as defined by the rules of the SEC, the listing standards of Nasdaq and the Company's Corporate Governance Guidelines. Prior to December 2003, when the CNG Committee adopted its current charter, the CNG Committee was known as the Compensation Committee.

        In addition to its responsibilities to make recommendations for nominees to the Company's Board and its committees and to oversee the governance and evaluation process of the Board and its committees, it is the duty of the CNG Committee to administer the Company's compensation system and various incentive plans, including the 2003 Plan and the Executive Incentive Plan. In addition, the CNG Committee reviews and approves compensation levels of members of executive management, evaluates the performance of the executive management team and considers executive management succession and related matters. With respect to the compensation of the CEO, the CNG Committee evaluates and recommends such compensation to the Board for approval. The CNG Committee reviews with the Board all material aspects of compensation for the Company's executive officers.

        Compensation Philosophy.    The primary goal of the Company's compensation philosophy is to link a substantial portion of executive compensation (including the compensation of the CEO) to the profitability of the Company. The CNG Committee achieves this goal by tying substantial grants of equity compensation and an annual bonus to what it believes is the most significant measure of profitability: earnings per share ("EPS"). The target goals for annual bonuses are generally based on substantial increases in Cash EPS performance (as defined in the Executive Incentive Plan).

        The second goal of the compensation philosophy is to attract and retain highly competent executives. The CNG Committee achieves this objective by setting base compensation and incentives at competitive levels and by awarding substantial stock based awards. Annually, the CNG Committee reviews executive compensation levels paid by competitors of a similar asset size to the Company, based on available data. The CNG Committee intends to pay at the highest end of the compensation scale, but only if the Company achieves financial performance at the high end of the peer group.

        Components of Compensation.    The Company compensates its executive officers (including the CEO) in three ways: base compensation, cash bonus and stock-based awards.

        Base Compensation—The CNG Committee of the Board reviews the base compensation of the CEO and of the executive officers reporting to him. The CNG Committee makes compensation recommendations for the CEO to the full Board. Based on recommendations from the CEO, the CNG Committee evaluates and determines compensation levels for the other members of the Company's executive management team. The CNG Committee may request an opinion from outside compensation consultants and /or banking related salary survey data before it makes any significant adjustment to overall base compensation. The CNG Committee does not tie its base compensation decisions to any particular formulas, measurements or criteria, but members take into account the Company's performance and compensation levels paid by comparable competitors.

        Annual Cash Bonus—Annual cash bonuses are paid to executives based on the achievement of certain Cash EPS goals. The following are the bonus percentages applicable to Cash EPS targets that were approved for the Company's executives for 2003:

Achievement Level Award Opportunities	90% of Cash EPS Target	100% of Cash EPS Target	Over 100% of Cash EPS Target
CEO (Grade 1)	60% of Base Salary	100% of Base Salary	Board Discretion
Other Executive Officers (Grades 2,3,A)	50% of Base Salary	80% of Base Salary	CEO/Board Discretion

        Not all eligible executive officers will necessarily receive a bonus and not all eligible executive officers will necessarily receive the same bonus. Additional amounts may be paid as bonuses to members of the Company's executive management team who are deemed by the CNG Committee to have achieved superior performance during the fiscal year. The Company partially met its 2003 bonus threshold and partial bonuses were paid in February 2004.

        Stock-Based Awards—Recommendations of executive management for the grant of stock-based awards to officers of the Company under the Company's 2003 Plan are generally submitted to the CNG Committee during the third quarter of each fiscal year, though equity awards may be granted at other times at the discretion of the CNG Committee upon recommendation from executive management. In considering whether to recommend the grant of an equity award and the size of the grant to be awarded, executive management considers, with respect to the officer, the salary level, the contributions expected toward the growth and profitability of the Company and survey data indicating grants made to similarly situated officers at comparable financial institutions. The CNG Committee decides whether to approve the grant of equity awards, and the terms of such grant, after discussion with executive management presenting the grant proposals.

        During 2003, the CNG Committee made grants of restricted and performance stock to a number of members of senior management, including all of the Company's executive officers. The performance stock grants vest over a seven year period, in whole or in part, based upon the achievement of certain financial targets. The restricted stock grants generally vest in full over four years, with one-third vesting 2 years following the date of grant, an additional one-third vesting after 3 years and the remainder vesting after 4 years with the Company following the date of grant. Prior to vesting, recipients of restricted stock and performance stock grants are entitled to receive dividends on the shares underlying the grants at the same rate paid to shareholders generally. Recipients of restricted and performance stock grants are not entitled to vote the underlying shares prior to vesting. The CNG Committee made these grants as additional incentives to the Company's senior officers to improve performance, enhance retention, and ultimately increase shareholder value.

        2003 Compensation.    The CNG Committee reviewed the compensation of Matthew P. Wagner, the CEO, and each of the other nine highest paid executive officers for fiscal 2003. It reported to the Board that in the CNG Committee's opinion, the compensation paid to those officers for 2003 was reasonable in view of the Company's consolidated performance and the contribution of those officers to that performance. In doing so, the CNG Committee also took into account how the compensation compared to that paid by competing companies as well as economic conditions in the Company's service area.

        Statement Regarding Deductibility.    Under Internal Revenue Code Section 162(m), the Company's tax deduction may be limited to the extent total compensation paid to the Company's chief executive officer or to any of the four other highest-paid executive officers exceeds $1 million in any one tax year. The deduction limit does not apply to payments which qualify as "performance-based" provided certain requirements are met, including receipt of shareholder approval. Regulations under Section 162(m) also permit stock options to be excluded from compensation if certain conditions are met, but restricted stock and restricted stock awards (other than performance stock and performance stock awards) may not be exempt if the aggregate compensation of the executive officer would exceed the limit. The CNG Committee believes that all options and performance stock granted under the 2003 Plan, including under the 2000 Stock Incentive Plan (as predecessor to the 2003 Plan), meet these conditions. It is the intent of the CNG Committee to structure the Company's cash and stock-based compensation programs so that all compensation payments and stock-based awards are tax deductible. However, the CNG Committee reserves the discretion to make payments or stock-based awards which are not tax deductible.

SUBMITTED BY THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

Barry C. Fitzpatrick, Chairman
Charles H. Green
Timothy B. Matz
David S. Williams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Until February 5, 2003, John M. Eggemeyer, Chairman of the Board, served as a member of the Compensation Committee, which became the Compensation, Nominating and Governance Committee in December 2003. Mr. Eggemeyer is Chief Executive Officer of Castle Creek Financial, LLC, which acts as the Company's exclusive financial advisor as described below under "Certain Relationships and Related Transactions."

REPORT OF THE AUDIT COMMITTEE

        The role of the Audit Committee is to assist Board oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function. The Board has determined that each member of the Committee is financially literate and that each of Ms. Susan E. Lester and Mr. Daniel B. Platt is qualified as an audit committee financial expert and that each of them has accounting or relating financial management expertise, in each case in accordance with the rules of the SEC and the listing standards of Nasdaq. During fiscal 2003, the Committee performed all of its duties and responsibilities under the then applicable Audit Committee charter. That charter was amended and restated by the Committee and approved by the Board most recently on December 17, 2003, and is attached hereto as Annex A. As set forth in such charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's consolidated financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's consolidated financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

        During the course of the last fiscal year, the Committee discussed with management of the Company and the independent auditors the financial and other information contained in earnings releases and in the Company's quarterly reports on Form 10-Q and annual report on Form 10-K prior to such reports being filed by the Company with the SEC. The Committee discussed the results of internal audit examinations with the Company's internal auditors, and discussed independent credit review analysis with the Company's external credit examiners. The Committee met with the independent auditors, internal auditors and external credit examiners both with and without management being present. The Committee also pre-approved, on a case by case basis, certain permissible non-audit services to be performed by the Company's independent auditors. In pre-approving any non-audit services, the Committee considered such fees and services to be compatible with maintaining the independent auditors' independence.

        The Committee has reviewed and discussed the audited consolidated financial statements as of and for the year ended December 31, 2003 with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors the independent auditors' independence.

        Based upon the reports and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee's charter, the Committee recommended to the Board that the audited consolidated financial statements of the Company for fiscal 2003 be included in its Annual Report on Form 10-K for such fiscal year for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Susan E. Lester
Timothy B. Matz, Chairman
Daniel B. Platt
Robert A. Stine

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        John M. Eggemeyer was appointed to the Board of Rancho Santa Fe National Bank on February 27, 1995 and was appointed Chairman of the Board on that date. Mr. Eggemeyer became Chairman of the Board of the Company on May 31, 2000. The Company has assumed a contract with Belle Plaine Partners, Inc., of which Mr. Eggemeyer is Chief Executive Officer, retaining Belle Plaine or its affiliate Castle Creek Financial (of which Mr. Eggemeyer is also Chief Executive Officer) as the Company's exclusive financial advisor (the "Castle Creek Contract"). The Castle Creek Contract may be cancelled by either party upon thirty (30) days notice. For strategic and financial advice, the Castle Creek Contract provides for the payment of the following fees upon the consummation of certain transactions: (a) 2% of the aggregate consideration paid in the event the Company is sold; and (b) in the event of an acquisition of another financial institution by the Company: 1.5% of the aggregate value of the transaction if the aggregate value is $20 million or less; if the aggregate value is over $20 million, $300,000 plus 1.0% of the amount of the transaction in excess of $20 million. Castle Creek is also entitled to reimbursement of its reasonable expenses incurred on behalf of the Company. Castle Creek and its affiliates received approximately $1.3 million of aggregate fees and expenses from the Company in fiscal 2003 for financial advice related to the acquisitions of Bank of Coronado and Verdugo Banking Company. Castle Creek also received other advisory fees and expenses incurred on behalf of the Company of approximately $59,000 for fiscal 2003 under the Castle Creek Contract.

        The Castle Creek Contract is reviewed annually by independent members of the Board of Directors. In approving the Castle Creek Contract, the Board concluded that the contract was in the best interests of the Company and its shareholders and was on terms comparable to those prevailing for similar transactions with other persons not having any relationship with the Company.

        Certain directors and executive officers, entities associated with them and members of their immediate families were customers of and had banking transactions, including loans, with the Company's subsidiary banks in the ordinary course of business during fiscal 2003. Such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans did not involve more than the normal risk of collection or present other unfavorable features. The Company expects its subsidiary banks to have banking transactions with such persons in the future.

        Since July 2001, the Company has engaged Martin J. Wolff & Co., Inc. as its insurance broker to help the Company evaluate and obtain certain insurance products for the Company and its subsidiaries, including its group health insurance coverage, life and disability insurance and other insurance benefit products. Martin J. Wolff, the chairman of Martin J. Wolff & Co., Inc., is the father of Jared M. Wolff, the Company's Executive Vice President, General Counsel and Secretary who joined the Company in October 2002. Jared Wolff was previously associated with the law firm of Sullivan & Cromwell LLP, which firm has been outside counsel to the Company since its formation in 2000. During fiscal 2003, the Company purchased comprehensive group insurance, disability insurance, executive life insurance and other insurance products from Martin J. Wolff & Co., Inc. totaling approximately $2.7 million in premiums. To the best knowledge of the Company, Martin J. Wolff & Co., Inc. received approximately $168,000 in commissions from such purchases. Jared Wolff is not involved in the analysis, negotiation or acquisition of group health, disability or executive life insurance products purchased by the Company. In the opinion of the Company's management, the transactions are in the best interests of the Company and its shareholders and have occurred on terms comparable to those available from other providers of similar products who have no relationship with the Company.

PROPOSAL 2: APPROVAL OF AMENDMENT AND RESTATEMENT OF
THE 2003 STOCK INCENTIVE PLAN

Introduction

        On April 21, 2004, the Board of Directors approved a proposal to amend and restate the 2003 Plan, subject to the approval of the Company's shareholders. The Company has decided to amend and restate the 2003 Plan to promote the success of the Company by revising the performance criteria pursuant to which the Company may grant performance stock awards in order to more closely align the performance criteria with the measures commonly used by the Company and its peers, as well as to increase the flexibility of the CNG Committee, as Administrator, to set goals and interpret the performance criteria under the 2003 Plan. The Board of Directors believes that the listed performance criteria and the added flexibility to establish goals and interpret the performance criteria will be a valuable tool for attracting, motivating and retaining key employees, non-employee directors and consultants and therefore recommends adoption of the proposal.

        The material features of the amendments to the 2003 Plan are described below. However, this summary is subject to, and qualified in its entirety by, the full text of the 2003 Plan, a copy of which is attached hereto as Annex B.

Revised Performance Criteria

        Under the 2003 Plan, the Administrator may grant performance stock awards, in addition to other stock-based awards as described in the 2003 Plan. Performance stock awards are granted subject to a risk of forfeiture which lapses as the participant vests in the stock granted. The participant vests in the common stock underlying such performance stock award, in whole or in part, if certain goals established by the Administrator are achieved over a designated period of time, but in no event more than 10 years. If the performance goals are not satisfied within the designated period of time, the performance stock will automatically be forfeited and immediately returned to the Company. In contrast to restricted stock awards, there is no waiting period for vesting upon attainment of the performance goals. Prior to amendment and restatement, the plan permitted any of the following business criteria to establish the performance goals for a performance stock award: net income; return on average assets ("ROA"); business unit ROA; cash return on average assets ("Cash ROA"); business unit Cash ROA; return on average equity ("ROE"); business unit ROE; cash ROE; business unit cash ROE; earnings per share ("EPS"); or cash EPS. As amended and restated, the 2003 Plan changes the business criteria that may be used to establish the performance goals for a performance stock award as follows: net income; return on average assets ("ROA"); cash ROA; return on average equity ("ROE"); cash ROE; earnings per share ("EPS"); cash EPS; stock price; and efficiency ratio.

        Under the 2003 Plan as proposed to be amended and restated, at the discretion of the CNG Committee, as Administrator, the performance goals may be based upon the attainment of one or more of the foregoing business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies). When establishing performance goals for a performance stock award, the Administrator may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator may determine. The Administrator may also grant performance stock awards that vest over the passage of time, but for which vesting is accelerated upon the attainment of specified performance goals.

Necessary Approval

        The proposed amendment and restatement of the 2003 Plan to reflect the changes described above must be approved by the affirmative vote of the holders of a majority of the outstanding shares of common stock, voting in person or by proxy and entitled to vote at the Meeting. Each shareholder is entitled to one vote for each share held and, although they will be counted for purposes of determining whether there is a quorum, abstentions and broker non-votes will not be counted in favor of approval. Proxies received by the Company with no specification with respect to this proposal and not revoked prior to or at the Meeting will be voted FOR this proposal.

Recommendation of the Board of Directors

        The Board of Directors recommends a vote FOR Proposal 2 to amend and restate the 2003 Plan.

INDEPENDENT AUDITORS

        The Audit Committee has reappointed the firm of KPMG LLP as independent auditors to audit the financial statements of the Company for the current fiscal year. Representatives from KPMG LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Auditor Fees

        The following is a description of fees billed to the Company by KPMG LLP during the last two fiscal years:

        Audit Fees:    Audit fees include fees for the annual audit of the Company's consolidated financial statements, review of interim financial statements included in the Company's quarterly reports on Form 10-Q, review of registration statements filed with the Securities and Exchange Commission, and the issuance of consents and comfort letters. The aggregate audit fees billed to the Company by KPMG LLP for the years ended December 31, 2003 and 2002 totaled approximately $379,830 and $614,275, respectively.

        Audit-Related Fees:    Audit-related fees billed to the Company by KPMG LLP consisted primarily of certain due diligence services related to acquisition and analysis conducted by KPMG in connection with such due diligence. The aggregate audit-related fees billed to the Company by KPMG LLP for the years ended December 31, 2003 and 2002 totaled approximately $170,616 and $226,325, respectively.

        Tax Fees:    Tax fees include corporate tax compliance, planning and advisory services. The aggregate tax fees billed to the Company by KPMG LLP for the years ended December 31, 2003 and 2002 totaled approximately $240,509 and $100,734, respectively.

        All Other Fees:    Other fees of $23,184 billed to the Company by KPMG LLP for the year ended December 31, 2003 related to the completion of our permitted internal audit outsourcing contract. All other fees billed to the Company by KPMG LLP for the year ended December 31, 2002 totaled approximately $322,845 and related to the Company's internal audit outsourcing contract.

        Pre-Approval Policies and Procedures:    The Audit Committee has adopted a policy that requires advance approval by the Audit Committee of all audit, audit-related, tax services and all other services performed by the independent auditor. During fiscal 2003, the Audit Committee pre-approved all audit services, audit-related services and tax services performed for the Company by KPMG LLP. In approving any non-audit services, the Audit Committee considered whether the provision of the services would be compatible the maintaining of KPMG LLP's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's equity securities with the SEC. Such directors, executive officers and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such reports received by the Company, and on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% shareholders were complied with during 2003, except that Leon Kassel, who resigned from the Board on February 26, 2004, filed one late Form 4 during 2003.

OTHER BUSINESS

        Except as set forth herein, management has no knowledge of any other business to come before the meeting. If, however, any other matters of which management is now unaware properly come before this meeting, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

Shareholder Proposals

        Business must be properly brought before an annual meeting in order to be considered by shareholders. To be considered for inclusion in the Company's proxy statement for the 2005 Annual Meeting of Shareholders, a shareholder proposal must be submitted in writing to the Company's Secretary on or before December 24, 2004 and must satisfy the other requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. The proxy card for the 2005 Annual Meeting of Stockholders will give the designated proxy holder authority to vote at his or her discretion on any matter which is not brought to the Corporation's attention on or before March 9, 2005.

        Any proposal submitted for the proxy materials will be subject to the rules and regulations of the SEC concerning shareholder proposals. The notice of a proposal must also contain the following items:

  •
  The shareholder's name, address, and beneficial ownership of shares of the Company,

  •
  The text of the proposal to be presented,

  •
  A brief written statement of the reasons why such shareholder favors the proposal, and

  •
  Any material interest of such shareholder in the proposal.

Director Nominations

        Pursuant to Section 1.12 of Article I of the Company's By-Laws, nominations for the election of directors may be made by a shareholder entitled to vote for the election of directors by submitting a notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of the meeting of the shareholders of the Company called for the election of directors. Director nominations proposed by shareholders to be made at the 2005 annual meeting must be received by our corporate secretary no earlier than February 25, 2005 and no later than March 26, 2005. Pursuant to the Company's By-Laws and the rules and regulations of the SEC, the notice stating a desire to nominate any person for election as a director of the Company must contain the following items:

  •
  The shareholder's name, address, and beneficial ownership of shares of the Company,

  •
  The name of the person to be nominated,

  •
  The name, age, business address, residential address, and principal occupation or employment of each nominee,

  •
  The nominee's signed consent to serve as a director of the Company, if elected,

  •
  The number of shares of the Company's stock beneficially owned by each nominee,

  •
  A description of all arrangements and understandings between the shareholder and nominee pursuant to which the nomination is to be made, and

  •
  Such other information concerning the nominee as would be required in a proxy statement soliciting proxies for the election of the nominee under the rules of the SEC.

        A copy of the Company By-laws specifying the requirements will be furnished to any shareholder upon written request to the Secretary.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Shareholders interested in communicating with a director or with the directors as a group, or persons interested in communicating complaints concerning accounting, internal controls or auditing matters to the Audit Committee, may do so by writing care of the Corporate Secretary, First Community Bancorp, 6110 El Tordo, P.O. Box 2388, Rancho Santa Fe, California 92067. The Board of Directors adopted a process for handling correspondence received by the Company and addressed to members of the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof, or that he or she otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Company's General Counsel and/or other members of the Company's management review committee and handled in accordance with procedures established by the Audit Committee with respect to such matters. These procedures include the ability to post reports anonymously via an Internet-based tool or directed "hot-line" available to employees and advisors for purposes of reporting alleged or suspected wrongdoing.

INCORPORATION BY REFERENCE

        The sections in this Proxy Statement entitled "Report of Compensation, Nominating and Governance Committee on Executive Compensation", "Performance Graph" and "Report of the Audit Committee" do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report or the performance graphs by reference therein.

OTHER MATTERS

        Management does not know of any matters to be presented at the Meeting other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with the recommendations of management on such matters, and discretionary authority to do so is included in the proxy.

By Order of the Board of Directors
/s/ JARED M. WOLFF
Jared M. Wolff, Corporate Secretary

Dated: April 21, 2004

Annex A

FIRST COMMUNITY BANCORP

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

DECEMBER 17, 2003

Purposes of the Audit Committee

        The purposes of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of First Community Bancorp (the "Company") are to assist the Board in its oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the independent auditors and the Company's internal audit function. The Committee shall also prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement.

        The function of the Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements and the effectiveness of internal control over financial reporting. Management, in consultation with the Company's internal auditors, is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, annually reporting on management's assessment of the effectiveness of internal control over financial reporting (commencing in the fiscal year ending December 31, 2004) and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards.

        The independent auditors for the Company are accountable to the Board and the Committee, as representatives of the shareholders. The Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the auditors regarding financial reporting). The Committee has the authority and responsibility to appoint, retain and terminate the Company's independent auditors (subject, if applicable, to shareholder ratification). The independent auditors shall report directly to the Committee.

        The independent auditors shall submit to the Committee annually a formal written statement (the "Auditors' Statement") describing: the auditors' internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company, including each non-audit service provided to the Company and at least the matters set forth in Independence Standards Board Statement No. 1.

        The independent auditors shall submit to the Committee annually a formal written statement of the fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

Committee Membership

        The Committee shall be comprised of at least three directors each of whom is (i) "independent" under the rules of the Nasdaq Stock Market, Inc., except as permitted by Nasdaq Rule 4350(d) and the Sarbanes-Oxley Act of 2002, and the rules promulgated thereunder, (ii) does not accept any consulting, advisory or other compensatory fee from the Company or its subsidiaries other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an "affiliate" of the Company or any subsidiary of the Company, as such term is defined in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. All members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and the Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the member's financial sophistication and qualifies as an "audit committee financial expert" as such term is defined in Item 401(h)(2) of Regulation S-K under the Securities Act of 1933.

        No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee, and discloses this determination in the Company's annual proxy statement.

        Members shall be appointed by the Board based on nominations recommended by the Company's Compensation, Nominating and Governance Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

        The Board shall designate one member of the Committee as its chairperson. The Committee shall meet once every fiscal quarter, or more frequently if circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements, as applicable. The Committee should periodically meet separately with management, the senior representative from the entity performing the Company's Internal Audit function, the senior representative from the entity performing independent loan review and the independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any other director, officer or employee of the Company, any consultant of the Company, or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Members of the Committee may participate in a meeting of the Committee by means of conference call or other similar means of communication in which all persons participating in the meeting can hear one another.

Duties and Responsibilities of the Audit Committee:

        Each member of the Committee shall perform his or her duties in good faith, in a manner he or she believes to be in the best interests of the Company and its shareholders and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. In discharging that obligation, members should be entitled to rely on the honesty and integrity of the Company's senior executives and its outside advisors and auditors, to the fullest extent permitted by law.

        To carry out its purposes, the Committee shall have the following duties, powers and responsibilities:

  1.
  with respect to the independent auditors,

  (i)
  to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding accounting and financial reporting matters), who shall report directly to the Committee;

  (ii)
  to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Committee;

  (iii)
  to pre-approve, or to adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors;

  (iv)
  to ensure that the independent auditors prepare and deliver annually an Auditors' Statement (it being understood that the independent auditors are responsible for the accuracy and completeness of this Statement), and to discuss with the independent auditors any relationships or services disclosed in this Statement that may impact the quality of audit services or the objectivity and independence of the Company's independent auditors;

  (v)
  to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors and management, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted audit differences;

  (vi)
  to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

  (vii)
  to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner, and consider whether there should be a regular rotation of the audit firm itself;

  (viii)
  to review and approve all related party transactions of the Company; and

  (ix)
  to take into account the opinions of management and the Company's internal auditors in assessing the independent auditors' qualifications, performance and independence;

  2.
  with respect to the Internal Audit function,

  (i)
  to engage and oversee the Company's Internal Auditors, and to renew and evaluate qualifications, performance and independence of the internal audit function (whether out-sourced or performed in-house);

  (ii)
  to review reports from the internal auditors regarding internal controls and procedures, the Company's financial controls, accounting system, operational controls and procedures, regulatory and legal compliance and changes to the Company's policy and procedures manuals;

  (iii)
  to advise the internal auditors that they are expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by the Internal Auditors and management's responses thereto;

  3.
  with respect to the External Credit Review function,

  (i)
  to review reports from the Company's external credit review consultants regarding the rating of the Company's loans, the documentation in the Company's credit files and the adherence of the Company to its credit policies;

  (ii)
  to advise the external credit review consultants that they are expected to provide to the Committee summaries of and, as appropriate, the significant reports to management prepared by them and management's responses thereto;

  4.
  with respect to accounting principles and policies, financial reporting and internal control over financial reporting,

  (i)
  to advise management, the internal auditors and the independent auditors that they are expected to provide to the Committee a timely analysis of significant issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

  (ii)
  to consider any reports or communications (and management's and/or the internal auditors' responses thereto) submitted to the Committee by the independent auditors required by or referred to in SAS 61, 89 and 90 (as codified by AU Section 380), as they may be modified or supplemented or other professional standards, including reports and communications related to:

  •
  deficiencies, including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

  •
  consideration of fraud in a financial statement audit;

  •
  detection of illegal acts;

  •
  the independent auditors' responsibility under generally accepted auditing standards;

  •
  any restriction on audit scope;

  •
  significant accounting policies;

  •
  significant issues discussed with the national office respecting auditing or accounting issues presented by the engagement;

  •
  management judgments and accounting estimates;

  •
  any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

      •
      the responsibility of the independent auditors for other information in documents containing audited financial statements;

      •
      disagreements with management;

      •
      consultation by management with other accountants;

      •
      major issues discussed with management prior to retention of the independent auditors;

      •
      difficulties encountered with management in performing the audit;

      •
      fees paid by the company and reconciliation of goods or services received therefor;

      •
      the independent auditors' judgments about the quality of the entity's accounting principles;

      •
      reviews of interim financial information conducted by the independent auditors; and

      •
      the responsibilities, budget and staffing of the Company's internal audit function;

    (iii)
    to meet with management, the independent auditors and, if appropriate, the internal auditors:

    •
    to discuss the scope of the annual audit;

    •
    to discuss the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations";

    •
    to discuss any significant matters arising from any audit, including any audit problems or difficulties, whether raised by management, the internal auditors or the independent auditors, relating to the Company's financial statements;

    •
    to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

    •
    to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

    •
    to discuss Company compliance with regulatory accounting requirements and policies, as well as the Company's and its subsidiaries' compliance with FDICIA, when applicable;

    •
    to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

    •
    to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

    (iv)
    to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

    (v)
    to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

    (vi)
    to obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act;

    (vii)
    to discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

    (viii)
    to discuss and review the type and presentation of information to be included in earnings press releases;

    (ix)
    to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

    (x)
    to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

    (xi)
    to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules (17 C.F.R. Part 205) or otherwise;

    (xii)
    to establish hiring policies for employees or former employees of the independent auditors; and

    (xiii)
    to review and discuss with appropriate Company personnel the Bank Secrecy Act (the "BSA") reports of the Company's subsidiaries, including updates on the filing of any suspicious activity reports and compliance with the BSA and Title III of the USA PATRIOT Act;

  5.
  with respect to reporting and recommendations,

  (i)
  to prepare any report or other disclosures, including any recommendation of the Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

  (ii)
  to review and reassess the adequacy of this Charter at least annually and recommend any changes to the full Board of Directors;

  (iii)
  to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate; and

    (iv)
    to prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

Delegation of Pre-Approval Authority

        The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

Resources and Authority of the Audit Committee

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts and advisors, as it deems necessary or appropriate, without seeking approval of the Board or management.

        The Company shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of (but not limited to) the following:

  1.
  Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

  2.
  Compensation of any advisers employed by the Committee; and

  3.
  Ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Annex B

FIRST COMMUNITY BANCORP

2003 STOCK INCENTIVE PLAN

(as amended and restated April 21, 2004)

        1.    Purpose of the Plan.    The purpose of this First Community Bancorp 2003 Stock Incentive Plan is to offer certain Employees, Non-Employee Directors, and Consultants the opportunity to acquire a proprietary interest in the Company. Through the Plan, the Company and its subsidiaries seek to attract, motivate, and retain highly competent persons. The success of the Company and its affiliates are dependent upon the efforts of these persons. The Plan provides for the grant of options, restricted stock awards, performance stock awards, and stock appreciation rights. An option granted under the Plan may be a Non-Statutory Stock Option or an Incentive Stock Option, as determined by the Administrator. This Plan amends and restates the 2003 Plan.

        2.    Definitions.    As used herein, the following definitions shall apply.

        "2003 Plan" shall mean the First Community Bancorp 2003 Stock Incentive Plan, originally adopted as of April 18, 2003, and as amended and restated hereby.

        "Act" shall mean the Securities Act of 1933, as amended.

        "Administrator" shall mean the Board or any one of the Committees.

        "Affiliate" shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

        "APB 25" shall mean Opinion 25 of the Accounting Principles Board, as amended, and any successor thereof.

        "Award" shall mean an Option, Stock Award, or a SAR.

        "Board" shall mean the Board of Directors of the Company.

        "Cause" shall have the meaning given to it under the Participant's employment agreement with the Company or Affiliate, or a policy of the Company or an Affiliate. If the Participant does not have an employment agreement or the employment agreement does not define this term, or the Company or an Affiliate does not have a policy that defines this term, then Cause shall include malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Company or an Affiliate which results in termination of the Participant's service with the Company or an Affiliate, as determined by the Administrator.

        "Change in Control" shall mean:

            (i)    the consummation of a plan of dissolution or liquidation of the Company;

            (ii)    the individuals who, as of the effective date hereof, are members of the Board ("Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "election contest" or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act)(a "Person") other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest;

            (iii)    the consummation of a plan of reorganization, merger or consolidation involving the Company, except for a reorganization, merger or consolidation where (A) the shareholders of the Company immediately prior to such reorganization, merger or consolidation own directly or indirectly at least 70% of the combined voting power of the outstanding voting securities of the company resulting from such reorganization, merger or consolidation (the "Surviving Company") in substantially the same proportion as their ownership of voting securities of the Company immediately prior to such reorganization, merger or consolidation, and (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such reorganization, merger or consolidation constitute at least two-thirds of the members of the board of directors of the Surviving Company, or of a company beneficially owning, directly or indirectly, a majority of the voting securities of the Surviving Company;

            (iv)    the sale of all or substantially all the assets of the Company to another person; or

            (v)    the acquisition by another Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of stock representing more than fifty percent (50%) of the voting power of the Company then outstanding by another Person.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Committee" shall mean a committee appointed by the Board in accordance with Section 3 below.

        "Common Stock" shall mean the common stock of the Company, no par value.

        "Company" shall mean First Community Bancorp, a California corporation.

        "Consultant" shall mean any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

        "Date of Grant" shall mean the effective date as of which the Administrator grants an Option to an Optionee, a Stock Award to a Grantee, or a SAR to an Optionee.

        "Disability" shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

        "Employee" shall mean any individual who is a common-law employee of the Company or an Affiliate.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exercise Price," in the case of an Option, shall mean the exercise price of a share of Optioned Stock. "Exercise Price," in the case of a SAR, shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

        "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

            (i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

            (ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock quoted by such recognized securities dealer on the last market trading day prior to the day of determination; or

            (iii)    In the absence of an established market for the Common Stock, its Fair Market Value shall be determined, in good faith, by the Administrator.

        "FASB" shall mean the Financial Accounting Standards Board.

        "Granted Stock" shall mean the shares of Common Stock that were granted pursuant to a Stock Award.

        "Grantee" shall mean any person who is granted a Stock Award.

        "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

        "Mature Shares" shall mean Shares that had been held by the Participant for a meaningful period of time such as six months or such other period of time that is consistent with FASB's interpretation of APB 25.

        "Non-Employee Director" shall mean a non-employee member of the Board.

        "Non-Statutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

        "Notice of Stock Appreciation Rights Grant" shall mean the notice delivered by the Company to the Optionee evidencing the grant of an SAR.

        "Notice of Stock Option Grant" shall mean the notice delivered by the Company to the Optionee evidencing the grant of an Option.

        "Option" shall mean a stock option granted pursuant to the Plan.

        "Option Agreement" shall mean a written agreement that evidences an Option in such form as the Administrator shall approve from time to time.

        "Optioned Stock" shall mean the Common Stock subject to an Option.

        "Optionee" shall mean any person who receives an Option or a SAR.

        "Participant" shall mean an Optionee or a Grantee.

        "Performance Stock Award" shall mean an Award granted pursuant to Section 9 of the Plan.

        "Plan" shall mean this First Community Bancorp 2003 Stock Incentive Plan, dated as of April 11, 2003, which amends and restates the 2000 Plan.

        "Qualified Note" shall mean a recourse note, with a market rate of interest, that may, at the discretion of the Administrator, be secured by the Optioned Stock or otherwise.

        "Restricted Stock Award" shall mean an Award granted pursuant to Section 8 of the Plan.

        "Risk of Forfeiture" shall mean the Grantee's risk that the Granted Stock may be forfeited and returned to the Company in accordance with Section 8 or 9 of the Plan.

        "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.

        "SAR" or "Stock Appreciation Right" shall mean a stock appreciation right granted pursuant to the Plan.

        "SAR Agreement" shall mean a written agreement that evidences a SAR in such form as the Administrator shall approve from time to time.

        "Service" shall mean the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Administrator in its sole discretion. Service shall not be considered interrupted in the case of: (i) a change of status (i.e.,from Employee to Consultant, Non-Employee Director to Consultant, or any other combination); (ii) transfers between locations of the Company or between the Company and any Affiliate; or (iii) a leave of absence approved by the Company or an Affiliate. A leave of absence approved by the Company or an Affiliate shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company or an Affiliate.

        "Service Provider" shall mean an Employee, Non-Employee Director, or Consultant.

        "Share" shall mean a share of Common Stock.

        "Stock Award" shall mean a Restricted Stock Award or a Performance Stock Award.

        "Stock Award Agreement" shall mean a written agreement that evidences a Restricted Stock Award or Performance Stock Award in such form as the Administrator shall approve from time to time.

        "Tax" or "Taxes" shall mean the federal, state, and local income, employment and excise tax liabilities incurred by the Participant in connection with his/her Awards.

        "10% Shareholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate).

        "Termination Date" shall mean the date on which a Participant's Service terminates, as determined by the Administrator in its sole discretion.

        "Vesting Event" shall mean the earlier of: (i) the occurrence of a Change in Control; or (ii) the termination of a Participant's Service (other than for Cause) following the approval by the shareholders of the Company of any matter, plan or transaction which would constitute a Change in Control.

        3.    Administration of the Plan.

          (a)   Except as otherwise provided for below, the Plan shall be administered by (i) the Board or (ii) a Committee, which Committee shall be constituted to satisfy applicable laws.

            (i)    Section 162(m).    To the extent that the Administrator determines that it is desirable to qualify Awards as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee comprised solely of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            (ii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

          (b)   Powers of the Administrator.    Subject to the provisions of the Plan and in the case of specific duties delegated by the Administrator, and subject to the approval of relevant authorities, including the approval, if required, of any stock exchange or national market system upon which the Common Stock is then listed, the Administrator shall have the authority, in its sole discretion:

            (i)    to determine the Fair Market Value of the Common Stock;

            (ii)    to select the Service Providers to whom Awards may, from time to time, be granted under the Plan;

            (iii)    to determine whether and to what extent Awards are granted under the Plan;

            (iv)    to determine the number of Shares that pertain to each Award;

            (v)    to approve the terms of the Option Agreements, Stock Award Agreements, and SAR Agreements;

            (vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions may include, but are not limited to, the Exercise Price, the status of an Option (Non-Statutory Stock Option or Incentive Stock Option), the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

            (vii)    to determine the method of payment of the Exercise Price;

            (viii)    to reduce the Exercise Price of any Option to the then current Fair Market Value if the Fair Market Value of the Optioned Stock has declined since the Date of Grant of such Option;

            (ix)    to delegate to others responsibilities to assist in administering the Plan;

            (x)    to construe and interpret the terms of the Plan, Option Agreements, Stock Award Agreements, SAR Agreements and any other documents related to the Awards;

            (xi)    to interpret and administer the terms of the Plan to comply with all Tax rules and regulations; and

            (xii)    to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time deem advisable.

          (c)   Effect of Administrator's Decision.    All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Participants and any other holders of any Awards. The Administrator's decisions and determinations under the Plan need not be uniform and may be made selectively among Participants whether or not such Participants are similarly situated.

          (d)   Liability.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his/her behalf in his/her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power the Company may have to indemnify them or hold them harmless.

        4.    Stock Subject To The Plan.

          (a)   Basic Limitation.    The total number of Options, Stock Awards, and SARs that may be awarded under the Plan may not exceed 2,500,000, subject to the adjustments provided for in Section 11 of the Plan.

          (b)   Additional Shares.    In the event that any outstanding Award expires or is canceled or otherwise terminated, the Shares that pertain to the unexercised Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company at their original purchase price, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of Incentive Stock Options shall in no event exceed 2,500,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

        5.    Eligibility.    The persons eligible to participate in the Plan shall be limited to Employees, Non-Employee Directors, and Consultants who have the potential to impact the long-term success of the Company and/or its Affiliates and who have been selected by the Administrator to participate in the Plan.

        6.    Option Terms.    Each Option shall be evidenced by an Option Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each Option Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) Options to purchase more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan. Each Option Agreement evidencing an Incentive Stock Option shall, in addition, be subject to Section 7 below.

          (a)   Exercise Price.

            (i)    The Exercise Price of an Option shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option.

            (ii)    Notwithstanding the foregoing, where the outstanding shares of stock of another corporation are changed into or exchanged for shares of Common Stock without monetary consideration to that other corporation, then, subject to the approval of the Board, Options may be granted in exchange for unexercised, unexpired stock options of the other corporation and the exercise price of the Optioned Shares subject to each Option so granted may be fixed at a price less than 100% of the Fair Market Value of the Common Stock at the time such Option is granted if said exercise price has been computed to be not less than the exercise price set forth in the stock option of the other corporation, with appropriate adjustment to reflect the exchange ratio of the shares of stock of the other corporation into the shares of Common Stock of the Company.

            (iii)    The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator and may consist entirely of (A) cash, (B) check, (C) Mature Shares, (D) Qualified Note, or (e) any combination of the foregoing methods of payment. The Administrator may also permit Optionees, either on a selective or aggregate basis, to simultaneously exercise Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Administrator, and use the proceeds from such sale as payment of part or all of the exercise price of such shares. Notwithstanding the foregoing, a method of payment may not be used if it causes the Company to: (i) recognize compensation expense for financial reporting purposes; (ii) violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto; or (iii) violate Regulation O, promulgated by the Board of Governors of the Federal Reserve System, as determined by the Administrator in its sole discretion.

          (b)   Vesting.    Any Option granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement, but in the case of an Optionee who is not an officer of the Company, a

  Non-Employee Director, or a Consultant, an Option or Shares purchased thereunder shall vest at a rate of at least 20% per year. An Option may not be exercised for a fraction of a Share. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all Options that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

          (c)   Term of Options.    No Option shall have a term in excess of 10 years measured from the Date of Grant of such Option.

          (d)   Procedure for Exercise.    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment of the applicable Exercise Price for the Share being exercised has been received by the Administrator. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Subsection (a)(iii) above. In the event of a cashless exercise, the broker shall not be deemed to be an agent of the Administrator.

          (e)   Effect of Termination of Service.

            (i)    Termination of Service.    Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her Option, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration of the term of such Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, on the Termination Date, the Optionee is not entitled to exercise the Optionee's entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (ii)    Disability of Optionee.    In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her Option, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such Option on the Termination Date (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). To the extent the Optionee is not entitled to exercise the Option on the Termination Date, or if the Optionee does not exercise the Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (iii)    Death of Optionee.    In the event that an Optionee should die while in Service, the Optionee's Option may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the Option by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the Option at the date of death (but in no event later than the expiration date of the term of his/her Option, as set forth in the Notice of Stock Option Grant to the Option Agreement). If, at the time of death, the Optionee was not entitled to exercise his/her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If after death, the Optionee's estate or a person who acquires the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Optioned Stock shall revert to the Plan.

            (iv)    Cause.    In the event of termination of an Optionee's Service due to Cause, the Optionee's Options shall terminate on the Termination Date.

            (v)    To the extent that the Company does not violate Section 402 of the Sarbanes-Oxley Act of 2002 or any regulations adopted pursuant thereto or Regulation O, promulgated by the Board of Governors of the Federal Reserve System (as determined by the Administrator in its sole discretion), the Administrator shall have complete discretion, exercisable either at the time an Option or SAR is granted or at any time while the Option or SAR remains outstanding, to:

              (A)  extend the period of time for which the Option or SAR is to remain exercisable following the Optionee's cessation of Service from the limited exercise period otherwise in effect for that Option or SAR to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option or SAR term; and/or

              (B)  permit the Option or SAR to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested Shares for which such Option or SAR is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

          (f)    Shareholder Rights.    Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

          (g)   Non-transferability of Options.    Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee's immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Optionee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

        7.    Incentive Stock Options.    The terms specified below shall be applicable to all Incentive Stock Options, and these terms shall, as to such Incentive Stock Options, supercede any conflicting terms in Section 6 above. Options which are specifically designated as Non-Statutory Stock Options when issued under the Plan shall not be subject to the terms of this Section.

          (a)   Eligibility.    Incentive Stock Options may only be granted to Employees.

          (b)   Exercise Price.    The Exercise Price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such Option, except as otherwise provided for in Subsection (d) below.

          (c)   Dollar Limitation.    In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Option) with respect to Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted. Any Options in excess of such limitation shall automatically be treated as Non-Statutory Stock Options.

          (d)   10% Shareholder.    If any Employee to whom an Incentive Stock Option is granted is a 10% Shareholder, then the Exercise Price shall not be less than 110% of the Fair Market Value of a Share on the Date of Grant of such Option, and the Option term shall not exceed five years measured from the Date of Grant of such Option.

          (e)   Change in Status.    In the event of an Optionee's change of status from Employee to Consultant or to Non-Employee Director, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option three months and one day following such change of status.

          (f)    Approved Leave of Absence.    If an Optionee is on an approved leave of absence, and the Optionee's reemployment upon expiration of such leave is not guaranteed by statute or contract, including Company policies, then on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Statutory Stock Option.

        8.    Restricted Stock Award.    Each Restricted Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

          (a)   Risk of Forfeiture.

            (i)    General Rule.    Shares issued pursuant to a Restricted Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

            (ii)    Lapse of Risk of Forfeiture.    The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in the Granted Stock at such times and under such conditions as determined by the Administrator and set forth in the Stock Award Agreement. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

            (iii)    Forfeiture of Granted Stock.    Except as otherwise determined by the Administrator in its discretion, the Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee's Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Restricted Stock were not satisfied during the designated period of time.

          (b)   Rights as a Stockholder.    Upon the vesting of any portion of a Restricted Stock Award, the Grantee shall have the voting rights of a shareholder with respect to any vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

          (c)   Dividends.    The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Granted Stock.

          (d)   Non-transferability of Restricted Stock Award.    Except as otherwise provided for in Section 12 of the Plan, Restricted Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

        9.    Performance Stock Award.    Each Performance Stock Award shall be evidenced by a Stock Award Agreement, in the form approved by the Administrator, and may contain such provisions as the Administrator deems appropriate; provided, however, such Stock Award Agreement shall comply with the terms specified below.

          (a)    Risk of Forfeiture.

            (i)    General Rule.    Shares issued pursuant to a Performance Stock Award shall initially be subject to a Risk of Forfeiture. The Risk of Forfeiture shall be set forth in the Stock Award Agreement, and shall comply with the terms specified below.

            (ii)    Lapse of Risk of Forfeiture.    The Risk of Forfeiture shall lapse as the Grantee vests in the Granted Stock. The Grantee shall vest in or accelerate vesting in the Granted Stock, in whole or in part, if certain goals established by the Administrator are achieved over a designated period of time, but not in any event more than 10 years. At the discretion of the Administrator, the goals may be based upon the attainment of one or more of the following business criteria (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies): net income; return on average assets ("ROA"); cash ROA; cash ROA; return on average equity ("ROE"); cash ROE; earnings per share ("EPS"); cash EPS; stock price; and efficiency ratio. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions. When establishing performance goals, the Administrator may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Administrator may also adjust the performance goals for any performance cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Administrator deems appropriate. Notwithstanding the foregoing, upon the occurrence of a Vesting Event, the Grantee shall become 100% vested in those shares of Granted Stock that are outstanding on the date of the Vesting Event.

            (iii)    Forfeiture of Granted Stock.    The Granted Stock that is subject to a Risk of Forfeiture shall automatically be forfeited and immediately returned to the Company on the Grantee's Termination Date or the date on which the Administrator determines that any other conditions to the vesting of the Performance Stock Award, including performance goals, were not satisfied during the designated period of time.

          (b)   Rights as a Stockholder.    Upon the vesting of any portion of a Performance Stock Award, the Grantee shall have the voting rights of a shareholder with respect to any vested shares of Granted Stock, subject to the conditions contained in the Stock Award Agreement.

          (c)   Dividends.    The Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on Granted Stock.

          (d)   Non-transferability of Performance Stock Award.    Except as otherwise provided for in Section 12 of the Plan, Performance Stock Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the immediately preceding sentence, the Administrator may permit a Grantee to transfer any Award which is not an Incentive Stock Option to one or more of the Grantee's immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Grantee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Grantee to make such a transfer shall have adverse consequences to the Company or the Grantee by reason of Section 162(m) of the Code.

        10.    Stock Appreciation Rights.    Each SAR shall be evidenced by a SAR Agreement, in the form approved by the Administrator and may contain such provisions as the Administrator deems appropriate; provided, however, that each SAR Agreement shall comply with the terms specified below. No person may be granted (in any calendar year) SARs that pertain to more than 250,000 Shares, subject to the adjustments provided for in Section 11 of the Plan.

          (a)   Exercise Price.    The Exercise Price of a SAR shall be determined by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of such SAR.

          (b)   Vesting.    Any SAR granted hereunder shall be exercisable and shall vest at such times and under such conditions as determined by the Administrator and set forth in the SAR Agreement. Notwithstanding anything herein to the contrary, upon the occurrence of a Vesting Event, all SARs that are outstanding on the date of the Vesting Event shall become exercisable on such date (whether or not previously vested).

          (c)   Term of SARs.    No SAR shall have a term in excess of 10 years measured from the Date of Grant of such SAR.

          (d)   Non-transferability of SARs.    SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the immediately preceding sentence, the Administrator may permit an Optionee to transfer any Award which is not an Incentive Stock Option to one or more of the Optionee's immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members. For purposes of the Plan, (i) the term "immediate family" shall mean the Optionee's spouse and issue (including adopted and step children) and (ii) the phrase "immediate family members or to trusts established in whole or in part for the benefit of the Optionee and/or one or more of such immediate family members" shall be further limited, if necessary, so that neither the transfer of an Award other than an Incentive Stock Option to such immediate family member or trust, nor the ability of a Optionee to make such a transfer shall have adverse consequences to the Company or the Optionee by reason of Section 162(m) of the Code.

          (e)   Procedure for Exercise.    A SAR shall be deemed to be exercised when written notice of such exercise has been given to the Administrator in accordance with the terms of the SAR Agreement by the person entitled to exercise the SAR. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive an amount equal to the amount by which the Fair Market Value (on the date of surrender) of a Share exceeds the Exercise Price of such SAR. The Company shall pay this amount in the form of: (i) Common Stock; (ii) cash; or (iii) a combination of Common Stock and cash, as determined by the Administrator.

          (f)    Effect of Termination of Service.

            (i)    Termination of Service.    Upon termination of an Optionee's Service, other than due to death, Disability, or Cause, the Optionee may exercise his/her SARs, but only on or prior to the date that is three months following the Optionee's Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration of the term of such SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, on the Termination Date, the Optionee is not entitled to exercise all of the Optionee's SARs, then the Shares that pertain to the unexercisable SARs shall revert to the Plan. If, after termination of Service, the Optionee does not exercise his/her SARs within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (ii)    Disability of Optionee.    In the event of termination of an Optionee's Service due to his/her Disability, the Optionee may exercise his/her SARs, but only on or prior to the date that is twelve months following the Termination Date, and only to the extent that the Optionee was entitled to exercise such SARs on the Termination Date (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). To the extent the Optionee is not entitled to exercise the SARs on the Termination Date, or if the Optionee does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (iii)    Death of Optionee.    In the event that an Optionee should die while in Service, the Optionee's SARs may be exercised by the Optionee's estate or by a person who has acquired the right to exercise the SARs by bequest or inheritance, but only on or prior to the date that is twelve months following the date of death, and only to the extent that the Optionee was entitled to exercise the SARs at the date of death (but in no event later than the expiration date of the term of his/her SAR, as set forth in the Notice of Stock Appreciation Rights Grant to the SAR Agreement). If, at the time of death, the Optionee was not entitled to exercise all of his/her SARs, the Shares that pertain to the unexercisable SARs shall immediately revert to the Plan. If after death, the Optionee's estate or a person who acquires the right to exercise the SARs by bequest or inheritance does not exercise the SARs to the extent so entitled within the time specified herein, the SARs shall terminate, and the Shares that pertain to the SARs shall revert to the Plan.

            (iv)    Cause.    In the event of termination of an Optionee's Service due to Cause, the Optionee's SARs shall terminate on the Termination Date.

        11.    Adjustments Upon Changes in Capitalization.

          (a)   Changes in Capitalization.    The limitations set forth in Sections 4, 6, and 10 of the Plan, the number of Shares that pertain to each outstanding Award, and the Exercise Price of each Option and SAR shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued and outstanding Shares, effected without the receipt of consideration by the Company. Such adjustment shall be made by the Administrator, to the extent possible, so that the adjustment shall not result in an accounting consequence under APB 25 and FASB Interpretation No. 44, as amended, and so that the adjustment shall not result in any taxes to the Company or the Participant. The Administrator's determination with respect to the adjustment shall be final, binding, and conclusive.

          (b)   Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. In such event, the Administrator, in its discretion, may provide for a Participant to fully vest in his/her Option and SAR, and the Right of Forfeiture to lapse on his/her Granted Stock. To the extent it has not been previously exercised, an Award will terminate upon termination or liquidation of the Company.

        12.    Deferral of Stock Awards and SARs.    The Administrator, in its sole discretion, may permit a Grantee to defer his/her Stock Awards, and an Optionee to defer his/her SARs pursuant to the terms and conditions provided for in the First Community Bancorp Directors Deferred Compensation Plan.

        13.    Cancellation and Regrant of Awards.    The Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected Optionee, the cancellation of any or all outstanding Options or SARs and to grant in substitution new Options or SARs covering the same or a different number of Shares but with an Exercise Price per Share based on the Fair Market Value per Share on the new Date of Grant of the Option or SAR. The Administrator shall also have the authority to effect, at any time and from time to time, with the consent of the affected Grantee, the cancellation of any or all outstanding Stock Awards and to grant in substitution new Stock Awards covering the same or a different number of Shares. The Administrator may also, in its sole discretion and at any time, take any action, including any action that may be considered a "repricing" under any applicable accounting, stock exchange or other rule or regulation, to effect an offer to exchange outstanding Awards for cash or any other type of Award permitted hereunder. For purposes of Section 4 hereof, Shares underlying any Award cancelled by the Company in such exchange shall be available for issuance under the Plan; furthermore, except with respect to a Participant subject to Section 162(m) of the Code, a grant of any Award to a Participant pursuant to such exchange shall be disregarded for purposes of determining whether such Participant has exceeded any limitations hereunder limiting the amount of any type of Award or aggregate amount of Awards that may be granted to a Participant (except to the extent the number of Shares underlying such Awards exceeds the number of Shares underlying the Participant's cancelled Awards).

        14.    Share Escrow/Legends.    Unvested Shares issued under the Plan may, in the Administrator's discretion, be held in escrow by the Company until the Participant's interest in such Shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested Shares.

        15.    Tax Withholding.

          (a)   For corporate purposes, the Company's obligation to deliver Shares upon the exercise of Options, deliver Shares or cash upon the exercise of SARs, or deliver Shares or remove any restrictive legends upon vesting of such Shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          (b)   To the extent permitted under Section 402 of the Sarbanes-Oxley Act of 2002 and the regulations adopted pursuant thereto, the Administrator may, in its discretion, provide any or all holders of Non-Statutory Stock Options or SARS, or unvested Shares under the Plan with the right to use previously vested Shares in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their Non-Statutory Stock Options or SARs, or the vesting of their Shares; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats:

            (i)    Stock Withholding:    The election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Non-Statutory Stock Option or SAR, or the vesting of such Shares, a portion of those Shares with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory withholding rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

            (ii)    Stock Delivery:    The election to deliver to the Company, at the time the Non-Statutory Stock Option or SAR is exercised or the Shares vest, one or more Shares previously acquired by such holder (other than in connection with the Option or SAR exercise, or Share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the Taxes calculated using the minimum statutory rates interpreted in accordance with APB 25 and FASB Interpretation No. 44.

        16.    Effective Date and Term of the Plan.    The Plan, as an amendment and restatement of the 2003 Plan, was adopted by the Board on April 21, 2004, and shall become effective on the date of its approval by the Company's shareholders. Unless sooner terminated by the Administrator, the Plan shall continue until April 17, 2010. When the Plan terminates, no Awards shall be granted under the Plan thereafter. The termination of the Plan shall not affect any Shares previously issued or any Award previously granted under the Plan.

        17.    Time of Granting Awards.    The Date of Grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination to grant such Award, or such other date as determined by the Administrator; provided, however, that any Award granted prior to the date on which the Plan is approved by the Company's shareholders shall be subject to the shareholder's approval of the Plan. Notice of the determination shall be given to each Service Provider to whom an Award is so granted within a reasonable period of time after the date of such grant.

        18.    Amendment and Termination of the Plan.

          (a)   Amendment and Termination.    The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made without his/her consent. In addition, to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)   Effect of Amendment and Termination.    Any such amendment or termination of the Plan shall not affect Awards already granted, and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Participant and the Board, which agreement must be in writing and signed by the Participant and the Company.

        19.    Regulatory Approvals.

          (a)   The implementation of the Plan, the granting of any Awards and the issuance of any Shares upon the exercise of any granted Awards shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the Shares issued pursuant to it.

          (b)   No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement (if required) for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is then listed for trading (if any).

        20.    No Employment/Service Rights.    Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

        21.    Governing Law.    This Plan shall be governed by California law, applied without regard to conflict of laws principles.

\*/ DETACH PROXY CARD HERE \*/

PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FIRST COMMUNITY BANCORP

        The undersigned hereby appoints VICTOR R. SANTORO, MICHAEL L. THOMPSON and JARED M. WOLFF, or any of them, with full power of substitution, the lawful attorneys and proxies of the undersigned, to vote all of the shares held by the undersigned in First Community Bancorp at the Annual Meeting of Shareholders to be held on May 26, 2004 (the "Meeting") and at any postponements or adjournments thereof upon the matters listed below.

(Continued, and to be marked, dated and signed, on the other side)

\*/ DETACH PROXY CARD HERE \*/

PROXY	FIRST COMMUNITY BANCORP	SOLICITED BY THE BOARD OF DIRECTORS

1. To elect Directors	☐ FOR	☐ WITHHOLD AUTHORITY
All nominees listed below (except as marked to the contrary)
INSTRUCTION: to withhold authority for any individual, cross a line through the nominee's name in the list below:
Stephen M. Dunn	John M. Eggemeyer	Barry C. Fitzpatrick	Charles H. Green
Susan E. Lester	Timothy B. Matz	Arnold W. Messer	Daniel B. Platt
Robert A. Stine	Matthew P. Wagner	David S. Williams
2. To approve the amendment and restatement of the 2003 Stock Incentive Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN
3. To transact any other business as may properly come before the Meeting and at any postponements or adjournments thereof.	☐ AUTHORITY		☐ WITHHOLD AUTHORITY
UNLESS A CONTRARY CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, IN FAVOR OF PROPOSAL 2 and OTHERWISE IN THE DISCRETION OF ANY OF THE APPOINTEES AS PROXIES.

Please sign exactly as name appears on reverse side. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign.
Dated:	, 2004

Signature
Signature

Please Detach Here

\*/ You Must Detach This Portion of the Proxy Card \*/
 Before Returning it in the Enclosed Envelope

QuickLinks

TABLE OF CONTENTS
INTRODUCTION
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT
BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL 1: ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND BOARD COMMITTEES
COMPENSATION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2: APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2003 STOCK INCENTIVE PLAN
INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER BUSINESS
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
INCORPORATION BY REFERENCE
OTHER MATTERS
FIRST COMMUNITY BANCORP CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS DECEMBER 17, 2003
FIRST COMMUNITY BANCORP 2003 STOCK INCENTIVE PLAN (as amended and restated April 21, 2004)
Please Detach Here